EXHIBIT 4.5

AMENDED AND RESTATED TRUST DEED

30 MARCH 2012

AON SERVICES LUXEMBOURG & CO S.C.A.

(formerly known as Aon Financial Services Luxembourg S.A)

AON CORPORATION

AON PLC

and

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

(formerly known as BNY Corporate Trustee Services Limited)

constituting

€500,000,000

6.25% Guaranteed Notes due July 2014

Allen & Overy LLP

CONTENTS

Clause		Page

1.	Definitions and Interpretation	3
2.	Restatement of the Trust Deed	4
3.	Continuity and Further Assurance	4
4.	Miscellaneous	5

Signatories		81

Exhibit

1.	Amended and Restated Trust Deed	6

THIS AMENDED AND RESTATED TRUST DEED is made on 30 March 2012.

BETWEEN:

(1)                                 AON SERVICES LUXEMBOURG & CO S.C.A. (formerly known as Aon Financial Services Luxembourg S.A.), a partnership limited by shares (société en commandite par actions), incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 534, Rue de Neudorf, L-2220 Luxembourg and registered with the Luxembourg trade and companies register under number B146352 (the Issuer);

(2)                                 AON CORPORATION, a company incorporated in the State of Delaware, USA, whose principal business office is at 200 East Randolph Street, Chicago, Illinois 60601, USA (the First Guarantor);

(3)                                 AON PLC, a company incorporated under the laws of England and Wales with company number 07876075, whose registered office is at 8 Devonshire Square, London EC2M 4PL, United Kingdom (the Second Guarantor, and, together with the First Guarantor, the Guarantors and each a Guarantor); and

(4)                                 BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED (formerly known as BNY Corporate Trustee Services Limited), a company incorporated under the laws of England and Wales, whose registered office is at 40th Floor, One Canada Square, London E14 5AL (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and Couponholders (each as defined below).

WHEREAS

(A)                               The Issuer, the Trustee and the First Guarantor entered into the Trust Deed (as defined below).

(B)                               The Issuer, the Trustee and the First Guarantor have agreed to amend and restate the Trust Deed pursuant to this Amended and Restated Trust Deed.

(C)                               The parties note that by a resolution of the shareholders of the Issuer passed on 6 January 2011, the shareholders of the Issuer have resolved to convert the legal form of the Issuer from a société anonyme to a société en commandite par actions and to change its name to Aon Services Luxembourg & Co S.C.A. and to fully restate its articles of association to effect such changes.  By a resolution of the shareholders of the Issuer passed on 6 January 2011, a general partner has been appointed.

(D)                               By a resolution of the Board of Directors of the Second Guarantor passed on or about the date of this Amended and Restated Trust Deed, the Second Guarantor has resolved to accede to the Trust Deed and to guarantee on a joint and several basis with the First Guarantor all the obligations of the Issuer under these presents.

THE PARTIES AGREE as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               In this Amended and Restated Trust Deed (including the Recitals), the following terms shall have the meanings indicated:

Effective Time means the date and time on which the Merger has become effective pursuant to the Merger Agreement;

Merger has meaning given thereto in the Merger Agreement;

Merger Agreement means the Agreement and Plan of Merger and Reorganization dated 12 January 2012 by and among the First Guarantor and Market Mergeco Inc.; and

Trust Deed means the Trust Deed dated 1 July 2009, as amended and restated on 12 January 2011.

1.2                               Terms defined in the Trust Deed shall, unless otherwise defined herein, have the same meaning herein.

2.                                      RESTATEMENT OF THE TRUST DEED

2.1                               This Amended and Restated Trust Deed is supplemental to and amends the Trust Deed. With effect on and from the Effective Time, the Trust Deed shall be amended so that it shall be read and construed for all purposes as set out in the Exhibit to this Amended and Restated Trust Deed.

2.2                               The First Guarantor undertakes to confirm to the other parties hereto (without undue delay) the date and time on which the Merger becomes effective pursuant to the Merger Agreement.

3.                                      ACCESSION, CONTINUITY AND FURTHER ASSURANCE

3.1                               Accession

With effect on and from the Effective Time, the Second Guarantor accedes to the Trust Deed (as amended and restated by this Amended and Restated Trust Deed) and acknowledges and agrees that:

(i)                                     it is bound as Second Guarantor and as a Guarantor by the terms of the Trust Deed (as amended and restated by this Amended and Restated Trust Deed), any trust deed supplemental thereto, the Schedules thereto and the Notes, Coupons and the Conditions, all as from time to time modified in accordance with the provisions therein contained; and

(ii)                                  it is jointly and severally liable with the First Guarantor in respect of its obligations and the obligations of the First Guarantor under their respective guarantees under Clause 7 of the Trust Deed (as amended and restated by this Amended and Restated Trust Deed).

3.2                               Continuing Guarantee

With effect on and from the Effective Time, the First Guarantor:

(a)                                 confirms its acceptance of the Trust Deed (as amended and restated by this Amended and Restated Trust Deed);

(b)                                 agrees that it is bound as First Guarantor and as a Guarantor by the terms of the Trust Deed (as amended and restated by this Amended and Restated Trust Deed);

(c)                                  confirms to the Trustee that the guarantee given by it continues in full force and effect on the terms of the Trust Deed (as amended and restated by this Amended and Restated Trust Deed); and

(d)                                 acknowledges and agrees that it is jointly and severally liable with the Second Guarantor in respect of its obligations and the obligations of the Second Guarantor under their respective guarantees under Clause 7 of the Trust Deed (as amended and restated by this Amended and Restated Trust Deed).

3.3                               Continuing Obligations

The provisions of the Trust Deed shall, save as amended hereby, continue in full force and effect.

3.4                               Further Assurance

Each of the parties hereto shall do all such acts and things necessary or desirable to give effect to the amendments effected by this Amended and Restated Trust Deed.

4.                                      MISCELLANEOUS

4.1                               Governing Law

This Amended and Restated Trust Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England and Wales.

4.2                               Counterparts

This Amended and Restated Trust Deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

DULY EXECUTED AND DELIVERED AS A DEED by each of the parties hereto or on its behalf on the date first before mentioned.

EXHIBIT

- AMENDED AND RESTATED TRUST DEED -

AMENDED AND RESTATED TRUST DEED

1 JULY 2009

(as amended and restated on 12 January 2011 and 30 March 2012)

between

AON SERVICES LUXEMBOURG & CO S.C.A

(formerly known as AON Financial Services Luxembourg S.A)

AON CORPORATION

AON PLC

and

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

(formerly known as BNY Mellon Corporate Trustee Services Limited)

constituting

€500,000,000

6.25% Guaranteed Notes due July 2014

THIS TRUST DEED is made on 1 July 2009 and is amended and restated on 30 March 2012

BETWEEN:

(1)                                 AON SERVICES LUXEMBOURG & CO S.C.A (formerly known as AON Financial Services Luxembourg S.A.), a partnership limited by shares (société en commandite par actions), incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 534, Rue de Neudorf, L-2220 Luxembourg and registered with the Luxembourg trade and companies register under number B146352 (the Issuer);

(2)                                 AON CORPORATION, a company incorporated in the State of Delaware, USA, whose principal business office is at 200 East Randolph Street, Chicago, Illinois 60601, USA (the First Guarantor);

(3)                                 AON PLC, a company incorporated under the laws of England and Wales with company number 07876075, whose registered office is at 8 Devonshire Square, London EC2M 4PL, United Kingdom (the Second Guarantor, and together with the First Guarantor, the Guarantors and each a Guarantor); and

(4)                                 BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED (formerly known as BNY Corporate Trustee Services Limited), a company incorporated under the laws of England and Wales, whose registered office is at 40th Floor, One Canada Square, London E14 5AL (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and Couponholders (each as defined below).

WHEREAS:

(A)                               By a resolution of the board of directors of the Issuer passed on 25 May 2009 the Issuer has resolved to issue €500,000,000 6.25% Guaranteed Notes due July 2014 to be constituted by this Trust Deed.

(B)                               By a resolution of the board of directors of the First Guarantor passed on 15 May 2009 the First Guarantor has agreed to guarantee the said Notes and to enter into certain covenants as set out in this Trust Deed.

(C)                               By a resolution of the board of directors of the Second Guarantor passed on or about 30 March 2012, the Second Guarantor has agreed to accede to this Trust Deed and to guarantee, on a joint and several basis with the First Guarantor, all the obligations of the Issuer under these presents as set out herein.

(D)                               The said Notes in definitive form will be in bearer form with Coupons attached.

(E)                                By a resolution of the shareholders of the Issuer passed on 6 January 2011, the shareholders of the Issuer have resolved to convert the legal form of the Issuer from a société anonyme to a société en commandite par actions and to change its name to Aon Services Luxembourg & Co S.C.A. and to fully restate its articles of association to effect such changes.  By a resolution of the shareholders of the Issuer passed on 6 January 2011, a general partner has been appointed.

(F)                                 The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders and Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.                                      DEFINITIONS

1.1                               In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

Agency Agreement means the agreement appointing the initial Paying Agents in relation to the Notes and any other agreement for the time being in force appointing Successor paying agents in relation to the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to the Notes;

Appointee means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under these presents;

Auditors means (a) for all actions and events that have taken place prior to 12 January 2011, the statutory auditor (“commissaire aux comptes”) of the Issuer and for all actions and events taking place on or after 12 January 2011, the supervisory board of the Issuer or the independent auditors for the time being of each of the Guarantors (as the case may be) or (b) in either case, in the event of such auditor being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants or such financial advisors as may be nominated or approved by the Trustee for the purposes of these presents;

Authorised Signatory means any person who (a) was for all actions and events that have taken place prior to 12 January 2011, a director of the Issuer and for all actions and events taking place on or after 12 January 2011, is a general partner of the Issuer or a director, the chief executive officer, the chief financial officer, the general counsel, any vice president, including any executive or senior vice president or the treasurer of either of the Guarantors (as the case may be) or (b) has been notified by the Issuer or either of the Guarantors (as the case may be) in writing to the Trustee as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer or either of the Guarantors (as the case may be) for the purposes of this Trust Deed;

Change of Control has the meaning given to it in Condition 7.3;

Change of Control Event has the meaning given to it in Condition 7.3;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Companies Act 1915 means the Luxembourg act dated 10 August 1915 on commercial companies, as amended;

Conditions means the Conditions in the form set out in Schedule 2 as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Notes be construed accordingly;

Couponholders means the several persons who are for the time being holders of the Coupons;

Coupons means the bearer interest coupons appertaining to the Notes in definitive form or, as the context may require, a specific number thereof and includes any replacements for Coupons issued pursuant to Condition 12 (Replacement of Notes and Coupons);

Euroclear means Euroclear Bank S.A./N.V.;

Event of Default means any of the conditions, events or acts provided in Condition 10 (Events of Default) to be events upon the happening of which the Notes would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

Extraordinary Resolution has the meaning set out in paragraph 0 of Schedule 3;

FSMA means the Financial Services and Markets Act 2000;

Global Note means the Temporary Global Note and/or the Permanent Global Note, as the context may require;

Investment Grade Rating has the meaning given to it in Condition 7.3;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

Luxembourg means the Grand Duchy of Luxembourg;

Noteholders means the several persons who are for the time being holders of the Notes save that, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common safekeeper for Euroclear and Clearstream, Luxembourg or, in respect of Notes in definitive form held in an account with Euroclear or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular principal amount of the Notes shall be deemed to be the holder of such principal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such principal amount of such Notes, the rights to which shall be vested, as against the Issuer and the Trustee, solely in such common safekeeper and for which purpose such common safekeeper shall be deemed to be the holder of such principal amount of such Notes in accordance with and subject to its terms and the provisions of these presents; and the words holder and holders and related expressions shall (where appropriate) be construed accordingly;

Notes means the notes in bearer form comprising the said €500,000,000 6.25% Guaranteed Notes due July 2014 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Notes issued pursuant to Condition 12 (Replacement of Notes and Coupons) and (except for the purposes of Clause 3) the Temporary Global Note and the Permanent Global Note;

outstanding means, in relation to the Notes, all the Notes issued other than:

(a)                                 those Notes which have been redeemed pursuant to these presents;

(b)                                 those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent, as applicable, in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the Noteholders in accordance with Condition 13 (Notices)) and remain available for payment against presentation of the relevant Notes and/or Coupons;

(c)                                  those Notes which have been purchased and cancelled in accordance with Condition 7 (Redemption and Purchase);

(d)                                 those Notes which have become void under Condition 9 (Prescription);

(e)                                  those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 12 (Replacement of Notes and Coupons);

(f)                                   (for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 12 (Replacement of Notes and Coupons); and

(g)                                  any Global Note to the extent that it shall have been exchanged for another Global Note in respect of the Notes or for the Notes in definitive form pursuant to its provisions;

PROVIDED THAT for each of the following purposes, namely:

(i)                                     the right to attend and vote at any meeting of the Noteholders or any of them, an Extraordinary Resolution in writing or an Ordinary Resolution in writing as envisaged by paragraph 1 of Schedule 3 and any direction or request by the holders of the Notes;

(ii)                                  the determination of how many and which Notes are for the time being outstanding for the purposes of Subclause 9.1, Conditions 11 (Enforcement) and 15 (Meetings of Noteholders, Modification, Waiver, Authorisation and Determination) and paragraphs 1, 7 and 9 of Schedule 3;

(iii)                               any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders or any of them; and

(iv)                              the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Noteholders or any of them, those Notes (if any) which are for the time being held by or on behalf of or for the benefit of the Issuer, a Guarantor, any other Subsidiary of a Guarantor, any holding company of a Guarantor or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means the several institutions (including where the context permits the Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to the Notes by the Issuer and the Guarantors pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents in relation to the Notes;

Permanent Global Note means the permanent global note in respect of the Notes to be issued pursuant to Clause 3.3 in the form or substantially in the form set out in Schedule 1;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

Principal Paying Agent means the institution at its specified office initially appointed as principal paying agent in relation to the Notes by the Issuer and the Guarantors pursuant to the Agency Agreement or, if applicable, any Successor principal paying agent in relation to the Notes;

Rating Agencies has the meaning given to it in Condition 7.3;

Rating Event has the meaning given to it in Condition 7.3;

Relevant Date has the meaning set out in Condition 8 (Taxation);

repay, redeem and pay shall each include both the others and cognate expressions shall be construed accordingly;

Significant Subsidiary has the meaning given to it in Condition 10 (Events of Default);

Subsidiary has the meaning given to it in Condition 10 (Events of Default);

Successor means, in relation to the Principal Paying Agent and the other Paying Agents, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents, the Agency Agreement and/or such other or further principal paying agent and/or paying agents (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same place as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and, if applicable, the Guarantors, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders pursuant to Subclause 14(l) in accordance with Condition 13 (Notices);

Temporary Global Note means the temporary global note in respect of the Notes to be issued pursuant to Clause 3.1 in the form or substantially in the form set out in Schedule 1;

the Luxembourg Stock Exchange means the Luxembourg Stock Exchange or any successor thereto;

these presents means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Coupons and the Conditions, all as from time to time modified in accordance with the provisions herein or therein contained;

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000;

(a)                                 words denoting the singular shall include the plural and vice versa;

(b)                                 words denoting one gender only shall include the other genders; and

(c)                                  words denoting persons only shall include firms and corporations and vice versa.

1.2                               (a)           All references in these presents to principal and/or interest in respect of the Notes or to any moneys payable by the Issuer and/or each of the Guarantors under these presents shall be deemed to include a reference to any additional amounts which may be payable under Condition 8 (Taxation) or, if applicable, under any undertaking or covenant given pursuant to Subclause 14(n) or Subclause 21.1(b)(ii).

(b)                                 All references in these presents to U.S. dollars, dollars or the sign $ shall be construed as references to the lawful currency for the time being of the United States of America and all references in these presents to euro or the sign € shall be construed as references to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community as amended by the Treaty on European Union and as amended by the Treaty of Amsterdam.

(c)                                  All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(d)                                 All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(e)                                  All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(f)                                   All references in these presents to taking proceedings against the Issuer and/or the Guarantors shall be deemed to include references to proving in the winding up of the Issuer and/or the Guarantors (as the case may be).

(g)                                  Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 and, in respect of the Issuer, as in the Companies Act 1915.

(h)                                 In this Trust Deed references to Schedules, Clauses, Subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, Subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(i)                                     In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(j)                                    All references in these presents to Notes being listed or having a listing shall, in relation to the Luxembourg Stock Exchange, be construed to mean that such Notes have been admitted to the official list of the Luxembourg Stock Exchange and to trading on the Luxembourg Stock Exchange’s Euro MTF Market and all references in these presents to listing or listed shall include references to quotation and quoted, respectively.

(k)                                 Any references to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflects the amount of such customers’ interests in the Notes.

(l)                                     If at any relevant time the Notes are rated by less than three Rating Agencies, a Rating Event shall be deemed to have occurred for the purposes of these presents if the rating on the Notes is lowered by at least one of the Rating Agencies and the Notes are rated below an Investment Grade Rating by one of the Rating Agencies in any case on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the earlier of (i) the first public notice of the occurrence of a Change of Control or (ii) the first public notice of the Second Guarantor’s intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control.

2.                                      COVENANT TO REPAY AND TO PAY INTEREST ON THE NOTES

2.1                               Subject to Condition 17 (Further Issues) and Clause 2.4 below, the aggregate principal amount of the Notes is limited to €500,000,000.

2.2                               The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Notes provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and repayable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in euro in immediately available funds the principal amount of the Notes repayable on that date and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Notes at the rate of 6.25% per annum payable annually in arrear on 1 July, the first such payment (representing a full year’s interest) to be made on 1 July 2010 PROVIDED THAT:

(a)                                 every payment of principal or interest in respect of the Notes to or to the account of the Principal Paying Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the relative covenant by the Issuer in this Clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the Noteholders or Couponholders (as the case may be);

(b)                                 in any case where payment of principal is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on the principal amount of the Notes (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the Noteholders in respect thereof as stated in a notice given to the Noteholders in accordance with Condition 13 (Notices) (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and

(c)                                  in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (b) above) interest shall accrue on that principal amount payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in euro payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder (in accordance with Condition 13 (Notices)) that the full amount (including interest as aforesaid) in euro payable in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders and the Couponholders and itself in accordance with these presents.

TRUSTEE’S REQUIREMENTS REGARDING PAYING AGENTS

2.3                               At any time after an Event of Default or a Potential Event of Default shall have occurred or if there is failure to make payment of any amount in respect of any Note when due or the Trustee shall have received any money which it proposes to pay under Clause 10 to the Noteholders and/or Couponholders, the Trustee may:

(a)                                 by notice in writing to the Issuer, the Guarantors, the Principal Paying Agent and the other Paying Agents require the Principal Paying Agent and the other Paying Agents pursuant to the Agency Agreement:

(i)                                     to act thereafter as Principal Paying Agent and Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes and available for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; or

(ii)                                  to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Paying Agent is obliged not to release by any law or regulation; and/or

(b)                                 by notice in writing to the Issuer and the Guarantors require each of them to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the Issuer and the Guarantors and until such notice is withdrawn proviso (a) to Subclause 2.2 of this Clause relating to the Notes shall cease to have effect.

FURTHER ISSUES

2.4                               (a)                                 The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders or Couponholders to create and issue further notes or bonds (whether in bearer or registered form) either (i) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series with the Notes and/or the further notes or bonds of any series or (ii) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of issue thereof determine.

(b)                                 Any further notes which are to be created and issued pursuant to the provisions of paragraph 2.4(a) above so as to form a single series with the Notes shall be constituted by a trust deed supplemental to this Trust Deed and any other further notes or bonds which are to be created and issued pursuant to the provisions of paragraph 2.4(a) above shall be constituted by a separate trust deed.  In any such case the Issuer and the Guarantors shall prior to the issue of any further notes or bonds to be so constituted execute and deliver to the Trustee a trust deed (supplemental to this Trust Deed if in relation to the issue of further notes to be consolidated and form a single series with the Notes) (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) containing a covenant by the Issuer in the form mutatis mutandis of Subclause 2.2 in relation to the principal and interest in respect of such further notes or bonds and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require including making such consequential modifications to this Trust Deed as the Trustee shall require in order to give effect to such issue of further notes or bonds.

(c)                                  A memorandum of every such supplemental trust deed (in relation to the issue of further notes to be consolidated and form a single series with the Notes) shall be endorsed by the Trustee on this Trust Deed and by the Issuer and each of the Guarantors on their duplicates of this Trust Deed.

(d)                                 Whenever it is proposed to create and issue any further notes or bonds the Issuer shall give to the Trustee not less than seven days’ notice in writing of its intention so to do stating the amount of further notes or bonds proposed to be created and issued.

3.                                      FORM AND ISSUE OF NOTES AND COUPONS

3.1                               The Notes shall be represented initially by the Temporary Global Note which the Issuer shall issue to a safekeeper common to both Euroclear and Clearstream, Luxembourg on terms that such safekeeper shall hold the same for the account of the persons who would otherwise be entitled to receive the Notes in definitive form (Definitive Notes) (as notified to such safe-keeper by Credit Suisse Securities (Europe) Limited on behalf of the other Manager of the issue of the Notes) and the successors in title to such persons as appearing in the records of Euroclear and Clearstream, Luxembourg for the time being.

3.2                               The Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Schedule 1 and may be a facsimile.  The Temporary Global Note shall be in the aggregate principal amount of €500,000,000 and shall be signed (a) manually or in facsimile on behalf of the Issuer by any two members of the board of directors of the Issuer who at the time of the issue of the Permanent Global Note are both in office in accordance with article 84 of the Companies Act 1915, and shall be authenticated by or on behalf of the Principal Paying Agent and shall be effectuated by the common safekeeper acting on the instructions of the Principal Paying Agent.  The Temporary Global Note so executed, authenticated and effectuated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.3                               The Issuer shall issue the Permanent Global Note in exchange for the Temporary Global Note in accordance with the provisions thereof.  The Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Schedule 1 and may be a facsimile.  The Permanent Global Note shall be in the aggregate principal amount of up to €500,000,000 and shall be signed (a) manually or in facsimile on behalf of the Issuer by any two members of the board of directors of the Issuer who at the time of the issue of the Temporary Global Note are both in office, and shall be authenticated by or on behalf of the Principal Paying Agent and shall be effectuated by the common safekeeper acting on the instructions of the Principal Paying Agent.  The Permanent Global Note so executed, authenticated and effectuated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.4                               The Issuer shall issue the Definitive Notes (together with the unmatured Coupons attached) in exchange for the Temporary Global Note and/or the Permanent Global Note in accordance with the provisions thereof.

3.5                               The Definitive Notes and the Coupons shall be to bearer in the respective forms or substantially in the respective forms set out in Schedule 2 and the Definitive Notes shall be issued in the denominations of €50,000 each (serially numbered) and shall be endorsed with the Conditions.  Title to the Definitive Notes and the Coupons shall pass by delivery.

3.6                               The Definitive Notes and the Coupons shall be signed manually or in facsimile on behalf of the Issuer by a general partner of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent.

3.7                               The Issuer may use the manual or facsimile signature of any person who at the date such signature is affixed and prior to the date of the amendment and restatement of these presents was a member of the board of directors of the Issuer as referred to in Subclauses 3.2 and 3.3 and on or after the date of the amendment and restatement of these presents is an Authorised Signatory of the Issuer as referred to in Subclause 3.6 above provided that at the time of issue of the Temporary Global Note, the Permanent Global Note or any of the Definitive Notes, as the case may be, he is still so authorised or the holder of such office.  The Definitive Notes so signed and authenticated, and the Coupons so signed, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the Issuer.

4.                                      FEES, DUTIES AND TAXES

The Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (a) the execution and delivery of these presents, (b) the constitution and issue of the Notes and the Coupons and (c) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.                                      COVENANT OF COMPLIANCE

Each of the Issuer and each Guarantor severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it.  The Conditions shall be binding on the Issuer, each of the Guarantors, the Noteholders and the Couponholders.  The Trustee shall be entitled to enforce the obligations of the Issuer and each of the Guarantors under the Notes and the Coupons as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Notes and the Coupons.  The Trustee will hold the benefit of this covenant upon trust for itself and the Noteholders and the Couponholders according to its and their respective interests.

6.                                      CANCELLATION OF NOTES AND RECORDS

6.1                               The Issuer shall procure that all Notes (a) redeemed or (b) purchased and surrendered for cancellation by or on behalf of the Issuer, a Guarantor or any other Subsidiary of a Guarantor or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 (Replacement of Notes and Coupons) or (d) exchanged as provided in these presents (together in each case with all unmatured Coupons attached thereto or delivered therewith) and all Coupons paid in accordance with the Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 (Replacement of Notes and Coupons) shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)                                 the aggregate principal amount of Notes which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(b)                                 the serial numbers of such Notes in definitive form;

(c)                                  the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(d)                                 the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)                                  the aggregate principal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, a Guarantor or any other Subsidiary of a Guarantor and cancelled and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of the Coupons attached thereto or surrendered therewith; and

(f)                                   the aggregate principal amounts of Notes and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons, shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of any such redemption, purchase, payment, exchange or replacement (as the case may be).  The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon respectively and of cancellation of the relative Notes and Coupons.

6.2                               The Issuer shall procure (a) that the Principal Paying Agent shall keep a full and complete record of all Notes and Coupons (other than serial numbers of Coupons) and of their redemption, cancellation, payment or exchange (as the case may be) and of all replacement notes or coupons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes or Coupons and (b) that such records shall be made available to the Trustee at all reasonable times.

7.                                      GUARANTEE

7.1                               Each of the Guarantors hereby irrevocably and unconditionally, on a joint and several basis and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer or any other Subsidiary of either of the Guarantors, guarantees to the Trustee:

(a)                                 the due and punctual payment in accordance with the provisions of these presents of the principal of and interest on the Notes and of any other amounts payable by the Issuer under these presents; and

(b)                                 the due and punctual performance and observance by the Issuer of each of the other provisions of these presents on the Issuer’s part to be performed or observed.

7.2                               If the Issuer fails for any reason whatsoever punctually to pay any such principal, interest or other amount, each of the Guarantors shall cause each and every such payment to be made as if such Guarantor instead of the Issuer were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the Issuer’s obligations) with the intent that the holder of the relevant Note or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by the Issuer.

7.3                               If any payment received by the Trustee or any Noteholder or Couponholder under the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of any Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer, and each Guarantor shall on a joint and several basis indemnify the Trustee and the Noteholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or each Guarantor under this Subclause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

7.4                               Each of the Guarantors hereby agrees that its obligations under this Clause shall be unconditional and that each of the Guarantors shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Noteholders or the Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Subclause 19.1, whether or not there have been any dealings or transactions between the Issuer, any of the Noteholders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor.  Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this guarantee shall not be discharged nor shall the liability of a Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

7.5                               Without prejudice to the provisions of Subclause 9.1 the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantors in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders.

7.6                               Each of the Guarantors waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under these presents, shall not be discharged except by complete performance of the obligations in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from a Guarantor or otherwise.

7.7                               If any moneys shall become payable by a Guarantor under this guarantee, neither of the Guarantors shall, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)                                 in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)                                 in respect of any other moneys for the time being due to either of the Guarantors by the Issuer, claim payment thereof or exercise any other right or remedy,

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee).  If, notwithstanding the foregoing, upon the bankruptcy, insolvency, liquidation or administration of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by a Guarantor before payment in full of all amounts payable under these presents shall have been made to the Noteholders, the Couponholders and the Trustee, such payment or distribution shall be received by such Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 10.

7.8                               Until all amounts which may be or become payable by the Issuer under these presents have been irrevocably paid in full, the Trustee may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantors shall not be entitled to the benefit of the same; and

(b)                                 hold in a suspense account any moneys received from a Guarantor or on account of such Guarantor’s liability under this guarantee, without liability to pay interest on those moneys.

7.9                               The obligations of each Guarantor under these presents constitute direct, unconditional and (subject to the provisions of Condition 4 (Negative Pledge)) unsecured obligations of such Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of such Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

8.                                      ENFORCEMENT

8.1                               The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps as it may think fit against or in relation to each of the Issuer and the Guarantors to enforce their respective obligations under these presents.

8.2                               Proof that as regards any specified Note or Coupon the Issuer or a Guarantor (as the case may be) has made default in paying any amount due in respect of such Note or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

9.                                      ACTION, PROCEEDINGS AND INDEMNIFICATION

9.1                               The Trustee shall not be bound to take any action in relation to these presents (including but not limited to the giving of any notice pursuant to Condition 10 (Events of Default) or the taking of any proceedings and/or other steps mentioned in Subclause 8.1) unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding and in either case then only if it shall be indemnified and/or secured and/or prefunded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

9.2                               Notwithstanding anything else contained in these presents, the Trustee shall not be required to take any action prior to making any declaration that the Notes are immediately due and payable (save that it will procure notice to be given to the Noteholders of any Change of Control Event or Event of Default of which it has actual knowledge or express notice) if such action would require the Trustee to incur any expenditure or other financial liability or risk its own funds (including obtaining any advice which it might otherwise have thought appropriate to obtain).

9.3                                 Only the Trustee may enforce the provisions of these presents.  No Noteholder or Couponholder shall be entitled to proceed directly against the Issuer or a Guarantor to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

10.                               APPLICATION OF MONEYS

All moneys received by the Trustee under these presents (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under Condition 9 (Prescription)) shall be held by the Trustee upon trust to apply them (subject to Clause 12):

(a)                                  First, in payment or satisfaction of all amounts then due and unpaid under Clause 15 to the Trustee and/or any Appointee;

(b)                                 Secondly, in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes; and

(c)                                  Thirdly, in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantors and any other person).

Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 9 (Prescription), the Trustee will hold such moneys on the above trusts.

11.                               NOTICE OF PAYMENTS

The Trustee shall give notice to the Noteholders in accordance with Condition 13 (Notices) of the day fixed for any payment to them under Clause 10.  Such payment may be made in accordance with Condition 6 (Payments) and any payment so made shall be a good discharge to the Trustee.

12.                               INVESTMENT BY TRUSTEE

12.1                           If the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes under Clause 10 is less than 10% of the nominal amount of the Notes then outstanding, the Trustee may at its discretion and pending payment invest such moneys in some or one of the investments hereinafter authorised for such periods as it may consider expedient with power from time to time at the like discretion to vary such investments and to accumulate such investments and the resulting interest and other income derived therefrom.  The accumulated investments shall be applied under Clause 10.  All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clause 15 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Noteholders or the holders of the related Coupons, as the case may be.

12.2                           Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit.  If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer.  The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13.                               PARTIAL PAYMENTS

Upon any payment under Clause 10 (other than payment in full against surrender of a Note or Coupon) the Note or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.                               COVENANTS BY THE ISSUER AND THE GUARANTORS

So long as any of the Notes remains outstanding (or, in the case of paragraphs (g), (h), (l), (m), (o) and (q), so long as any of the Notes or Coupons remains liable to prescription or, in the case of paragraph (n), until the expiry of a period of 30 days after the Relevant Date in respect of the payment of principal in respect of all such Notes remaining outstanding at such time) each of the Issuer and the Guarantors severally covenants with the Trustee that it shall:

(a)                                  give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require (including without limitation the procurement by the Issuer or a Guarantor (as the case may be) of all such certificates called for by the Trustee pursuant to Subclause 16(c)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(b)                                 in the case of the Issuer and the Second Guarantor only, cause to be prepared on a quarterly or annual basis (as applicable) and certified by its Auditors in respect of each annual financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the Luxembourg Stock Exchange applicable to a listing on the Euro MTF market, and which shall in the case of the Second Guarantor only include a note with regards to the accounts of the First Guarantor;

(c)                                  at all times keep proper books of account and allow the Trustee and any person appointed by the Trustee to whom the Issuer or the relevant Guarantor (as the case may be) shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

(d)                                 send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer or of a Guarantor) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable (but not later than 30 days) after the issue or publication thereof;

(e)                                  forthwith give notice in writing to the Trustee of the coming into existence of any security interest which would require any security to be given to the Notes pursuant to Condition 4 (Negative Pledge) or of the occurrence of any Change of Control Event, Event of Default or any Potential Event of Default;

(f)                                    give to the Trustee (i) within ten days after demand by the Trustee therefore and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period ended

31 December 2008 in respect of the Guarantors only, and in respect of the Issuer, commencing with the financial period ending 31 December 2009 and in any event not later than 180 days after the end of each such annual financial period a certificate in or substantially in the form set out in Schedule 4, in respect of the Issuer or a Guarantor (as the case may be) signed by one Authorised Signatory of the Issuer or such Guarantor (as the case may be) to the effect that as at a date not more than seven days before delivering such certificate (the certification date) there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Change of Control Event, Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate the Issuer or such Guarantor (as the case may be) has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(g)                                 at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to these presents;

(h)                                 at all times maintain Paying Agents in accordance with the Conditions;

(i)                                     procure the Principal Paying Agent to notify the Trustee forthwith in the event that the Principal Paying Agent does not, on or before the due date for any payment in respect of the Notes or any of them or any of the Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes or Coupons as the case may be;

(j)                                     in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 13 (Notices) that such payment has been made;

(k)                                  use its best endeavours to maintain the listing of the Notes on the Euro MTF market of the Luxembourg Stock Exchange or, if it is unable to do so having used its best endeavours or if the Trustee considers that the maintenance of such listing is unduly onerous and the Trustee is of the opinion that to do so would not be materially prejudicial to the interests of the Noteholders, use its best endeavours to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets which is not regulated market for the purposes of the Prospectus Directive as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(l)                                     give notice to the Noteholders in accordance with Condition 13 (Notices) of any appointment, resignation or removal of any Paying Agent (other than the appointment of the initial Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent no such termination shall take effect until a new Principal Paying Agent has been appointed on terms previously approved in writing by the Trustee;

(m)                               send to the Trustee, not less than 14 days prior to which any such notice is to be given, the form of every notice to be given to the Noteholders in accordance with Condition 13 (Notices) and obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the final form of every notice to be given to the Noteholders in accordance with Condition 13 (Notices) (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of FSMA of a communication within the meaning of Section 21 of the FSMA);

(n)                                 if payments of principal or interest in respect of the Notes or the Coupons by the Issuer or a Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the Grand Duchy of Luxembourg, the United States of America, the United Kingdom or any such political sub-division or any such authority therein or thereof, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to the Grand Duchy of Luxembourg or the United States of America, the United Kingdom or any political sub-division or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid, such supplemental trust deed also (where applicable) to modify Condition 7.2 (Redemption and Purchase — Redemption for Taxation Reasons) so that such Condition shall make reference to the other or additional territory, any political sub-division and any authority therein or thereof having power to tax;

(o)                                 comply with and perform all its obligations under the Agency Agreement and use its best endeavours to procure that the Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2.3(a)(i) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee and use all reasonable endeavours to make such amendments to such Agreement as the Trustee may require;

(p)                                 in order to enable the Trustee to ascertain the principal amount of Notes for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by an Authorised Signatory of the Issuer or an Authorised Signatory of a Guarantor (as appropriate) setting out the total number and aggregate principal amount of Notes which:

(i)                                     up to and including the date of such certificate have been purchased by the Issuer, the Guarantors or any other Subsidiary of either Guarantor and cancelled; and

(ii)                                  are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, the Guarantors, any other Subsidiary of either Guarantor, any holding company of a Guarantor or any other Subsidiary of such holding company;

(q)                                 procure its Subsidiaries to comply with all (if any) applicable provisions of Condition 7 (Redemption and Purchase);

(r)                                    procure that each of the Paying Agents makes available for inspection by Noteholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheets and profit and loss accounts (consolidated if applicable) of the Issuer and each Guarantor;

(s)                                  give to the Trustee (i) on the date hereof and (ii) at the same time as sending to it the certificates referred to in paragraph (f) above, a report by an Authorised Signatory of the Second Guarantor addressed to the Trustee (with a form and content satisfactory to the Trustee) listing those Subsidiaries of the Second Guarantor which as at the first day on which the then latest audited consolidated accounts of the Second Guarantor became available were Significant Subsidiaries for the purposes of Condition 10 (Events of Default);

(t)                                    give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Significant Subsidiary of the Second Guarantor or after any transfer is made to any Subsidiary of the Second Guarantor which thereby becomes a Significant Subsidiary, a report by an Authorised Signatory of the Second Guarantor addressed to the Trustee (with a form and content satisfactory to the Trustee) to such effect;

(u)                                 prior to making any modification or amendment or supplement to these presents, procure the delivery of (a) legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee;

(v)                                 give notice to the Trustee of the proposed redemption of the Notes at least five business days in London prior to the giving of any notice of redemption in respect of such Notes pursuant to Condition 13 (Notices);

(w)                               at all times use all reasonable endeavours to minimise taxes and any other costs arising in connection with its payment obligations in respect of the Notes;

(x)                                   use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under Clause 16(u) or otherwise as soon as practicable after such request;

(y)                                 procure that the Notes are at all times rated by at least one Rating Agency.

15.                               REMUNERATION AND INDEMNIFICATION OF TRUSTEE

15.1         The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate and to be paid on such dates as may from time to time be agreed between the Issuer and the Trustee.  The rate of remuneration in force from time to time may upon the final redemption of the whole of the Notes be reduced by such amount as shall be agreed between the Issuer and the Trustee, such reduced remuneration to be calculated from such date as shall be agreed as aforesaid.  Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or, as the case may be, the Trustee PROVIDED THAT if upon due presentation of any Note or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

15.2         In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer or a Guarantor to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

15.3         The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

15.4         In the event of the Trustee and the Issuer failing to agree:

(a)                                  (in a case to which Subclause 15.1 above applies) upon the amount of the remuneration; or

(b)                                 (in a case to which Subclause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such person being payable by the Issuer) and the determination of any such person shall be final and binding upon the Trustee and the Issuer.

15.5         Without prejudice to the right of indemnity by law given to trustees, the Issuer and (on a joint and several basis) the Guarantors shall each indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the preparation and execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment (including all Liabilities incurred in disputing or defending any of the foregoing).

15.6         All amounts payable pursuant to Subclause 15.5 shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest at the rate of two per cent. per annum above the Base Rate (on the date on which payment was made by the Trustee) of National Westminster Bank Plc from the date such demand is made, and in all other cases shall (if not paid within 30 days after the date of such demand or, if such demand specifies that payment is to be made on an earlier date, on such earlier date) carry interest at such rate from such thirtieth day of such other date specified in such demand.  All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

15.7         The Issuer hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under this Clause shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer to the Trustee under this Clause in the absence of any such set-off, counterclaim, deduction or withholding.

15.8         Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause shall continue in full force and effect notwithstanding such discharge.

16.                               SUPPLEMENT TO TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents.  Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act.  The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)                                  The Trustee may in relation to these presents act on the advice or opinion of or any information (whether addressed to the Trustee or not) obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Guarantors, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(b)                                 Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission, e mail or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission, e mail or cable although the same shall contain some error or shall not be authentic.

(c)                                  The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by an Authorised Signatory of the Issuer and/or a Guarantor and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)                                 The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)                                  The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or definitive Notes or the delivery of any Global Note or definitive Notes to the person(s) entitled to it or them.

(f)                                    The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Change of Control Event, Event of Default or any Potential Event of Default has happened and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Change of Control Event, Event of Default or Potential Event of Default has happened and that the Issuer and the Guarantors are each observing and performing all their respective obligations under these presents.

(g)                                 Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders and Couponholders shall be conclusive and binding on the Noteholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Noteholders or otherwise under any provision of these presents or to take at such request or direction or otherwise any other action under any provision of these presents, without prejudice to the generality of Subclause 9.1, unless it shall first be indemnified to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

(h)                                 The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary or other resolution purporting to have been passed at any meeting of Noteholders in respect whereof minutes have been made and signed or any direction or request of Noteholders even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing, a direction or request) it was not signed by the requisite number of Noteholders or that for any reason the resolution, direction or request was not valid or binding upon such Noteholders and the relative Couponholders.

(i)                                     The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic.

(j)                                     Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.  The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in these presents) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby.  For the avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence.

(k)                                  The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or a Guarantor or any other person in connection with these presents and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(l)                                     Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer or the relevant Guarantor (as the case may be) and any rate, method and date so agreed shall be binding on the Issuer, the Guarantors, the Noteholders and the Couponholders.

(m)                               The Trustee may certify that any of the conditions, events and acts set out in subparagraph (b) of Condition 10.1 (Events of Default) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuer, the Guarantors, the Noteholders and the Couponholders.

(n)                                 The Trustee as between itself and the Noteholders and Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents.  Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders and Couponholders.

(o)                                 In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 (Taxation) and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(p)                                 Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his proper charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(q)                                 The Trustee may whenever it thinks fit (but, (except where following consultation with the Second Guarantor (where practicable), (i) the Trustee considers such appointment to be in the interests of the Noteholders; or (ii) the delegation is for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or (iii) the delegation is for the purposes of obtaining a Judgment in any jurisdiction or the enforcement in any jurisdiction of either a Judgment already obtained or any of the provisions of this Trust Deed against the Issuer and/or a Guarantor; or (iv) the Trustee in its absolute discretion determines that such delegation is necessary or desirable to avoid any actual or potential conflict of interest) with the consent of the Second Guarantor, delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents.  Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit.  The Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.  The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer and each of the Guarantors.

(r)                                    The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money).  The Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(s)                                  The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine, including for the purpose of depositing with a custodian these presents or any document relating to the trusts constituted by these presents and the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

(t)                                    The Trustee shall not be responsible for, nor shall the Trustee by the execution of this Trust Deed be deemed to make any representation as to, the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(u)                                 The Trustee may call for and shall rely on any record, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the nominal amount of Notes represented by a Global Note standing to the account of any person.  Any such record, certificate or other document shall be conclusive and binding for all purposes.  Any such record, certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal amount of Notes is clearly identified together with the amount of such holding.  The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such record, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(v)                                 The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

(w)                               Subject to the requirements, if any, of the Luxembourg Stock Exchange, any corporation into which the Trustee shall be merged or converted or with which it shall be consolidated or any company resulting from any such merger, conversion or consolidation, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be a party hereto and shall be the Trustee under these presents (provided it is a trust corporation) without executing or filing any paper or document or any further act on the part of the parties thereto.

(x)            The Trustee shall not be bound to take any action in connection with these presents or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the Issuer will be able to indemnify it against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it and on such demand being made the Issuer shall be obliged to make payment of all such sums in full.

(y)                                 No provision of these presents shall require the Trustee to do anything which, in its opinion based upon legal advice in the relevant jurisdiction, (i) may be illegal or contrary to any applicable law or regulation, (ii) it would not have the power to do in that jurisdiction by virtue of any applicable law or regulation or if it is determined by any court or other competent authority in that it does not have such power, or (iii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have grounds for believing that repayment of such funds or adequate indemnity, security or prefunding against such risk or Liability is not assured to it.

(z)                                  Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to Subclause 14(p)) that no Notes are held by, for the benefit of, or on behalf of, the Issuer, the Guarantors, any other Subsidiary of a Guarantor, any holding company of a Guarantor or any other Subsidiary of such holding company.

(aa)                          The Trustee shall have no responsibility whatsoever to the Issuer, the Guarantors, any Noteholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency.

(bb)                          Any certificate or report of the Auditors of the Second Guarantor or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors of the Second Guarantor or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

(cc)                            The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in these presents, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.

(dd)                          The Trustee shall not be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of these presents.

(ee)                            The Trustee shall not be liable for any error of judgment made in good faith by responsible officer(s) or employee(s) of the Trustee, unless the Trustee fails to show the degree of care and diligence required of it as a trustee.

17.                               TRUSTEE’S LIABILITY

Nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust or any other liability which by virtue of any rule of law would otherwise attach to it in respect of any wilful default, gross negligence or bad faith of which it may be guilty in relation to its duties under these presents.

18.                               TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTORS

Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)                                 entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or a Guarantor or any person or body corporate associated with the Issuer or a Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds stocks, shares, debenture stock, debentures or other securities of, the Issuer or a Guarantor or any person or body corporate associated as aforesaid); or

(b)                                 accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or a Guarantor or any such person or body corporate so associated or any other office of profit under the Issuer or a Guarantor or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.                               WAIVER, AUTHORISATION AND DETERMINATION

19.1                        The Trustee may without the consent or sanction of the Noteholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or a Guarantor of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 11 (Enforcement) but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made.  Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 (Notices) as soon as practicable thereafter.

MODIFICATION

19.2        The Trustee may without the consent or sanction of the Noteholders or Couponholders at any time and from time to time concur with the Issuer and the Guarantors in making any modification (a) to these presents (including, without limitation, the proviso to paragraph 7 of Schedule 3 or any matters referred to in that proviso) which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or an error which is, in the opinion of the Trustee, proven.  Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 (Notices) as soon as practicable thereafter.

BREACH

19.3        Any breach of or failure to comply with any such terms and conditions as are referred to in Subclauses 19.1 and 19.2 shall constitute a default by the Issuer or the relevant Guarantor (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

20.                               HOLDER OF DEFINITIVE NOTE ASSUMED TO BE COUPONHOLDER

20.1        Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have notice to the contrary, assume that each Noteholder is the holder of all Coupons appertaining to each Note in definitive form of which he is the holder.

NO NOTICE TO COUPONHOLDERS

20.2        Neither the Trustee nor the Issuer nor the Guarantors shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 13 (Notices).

ENTITLEMENT TO TREAT HOLDER AS ABSOLUTE OWNER

20.3        The Issuer, the Guarantors, the Trustee and the Paying Agents may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Note or of a particular principal amount of the Notes and the holder of any Coupon as the absolute owner of such Note, principal amount or Coupon, as the case may be, for all purposes (whether or not such Note, principal amount or Coupon shall be overdue and notwithstanding any notice of ownership thereof or of trust or other interest with regard thereto, any notice of loss or theft thereof or any writing thereon), and the Issuer, the Guarantors, the Trustee and the Paying Agents shall not be affected by any notice to the contrary.  All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Note, principal amount or Coupon, as the case may be.

21.                               SUBSTITUTION

21.1        (a)          The Trustee may without the consent of the Noteholders or Couponholders at any time agree with the Issuer and the Guarantors to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents of a

Guarantor or any other Subsidiary of a Guarantor (such substituted company being hereinafter called the New Company) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under the Clause) and provided further that each of the Guarantors (not being the New Company) unconditionally and irrevocably guarantees all amounts payable under these presents to the satisfaction of the Trustee.

(b)                                 The following further conditions shall apply to (a) above:

(i)                                     the Issuer, the Guarantors and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(ii)                                  where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to Luxembourg, the United States of America, the United Kingdom or any political sub-division or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 8 (Taxation) with the substitution for (or, as the case may be, the addition to) the references to Luxembourg, the United States of America or the United Kingdom of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 7.2 (Redemption and Purchases — Redemption for Taxation Reasons) shall be modified accordingly;

(iii)                               without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)                              if two directors or a general partner (as the case may be) of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this Clause as applicable.

21.2        Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations as principal debtor under these presents.  Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 13 (Notices).  Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

22.                               CURRENCY INDEMNITY

Each of the Issuer and (on a joint and several basis) each Guarantor shall indemnify the Trustee, every Appointee, the Noteholders and the Couponholders and keep them indemnified against:

(a)                                 any Liability incurred by any of them arising from the non-payment by the Issuer or a Guarantor of any amount due to the Trustee or the Noteholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or such Guarantor; and

(b)                                 any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or a Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and each Guarantor separate and independent from their obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or a Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause).  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders and Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or such Guarantor or their liquidator or liquidators.

23.                               NEW TRUSTEE

23.1        The power to appoint a new trustee of these presents shall, subject as hereinafter provided, be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution.  One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation.  Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority.  Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent and the Noteholders.

SEPARATE AND CO-TRUSTEES

23.2                        Notwithstanding the provisions of Subclause 23.1 above, the Trustee may, upon giving prior notice to the Issuer and the Guarantors (but without the consent of the Issuer, the Guarantors, the Noteholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)                                 if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)                                 for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)                                  for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer and/or a Guarantor.

Each of the Issuer and each Guarantor irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment.  Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment.  The Trustee shall have power in like manner to remove any such person.  Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

24.                               TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than 60 days’ prior written notice to the Issuer and the Guarantors without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement.  The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents.  The Issuer and the Guarantors undertake that in the event of the only trustee of these presents which is a Trust Corporation (for the avoidance of doubt, disregarding for this purpose any separate or co-trustee appointed under Subclause 23.2) giving notice under this Clause or being removed by Extraordinary Resolution they will use their best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter.  The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.  If, in such circumstances, no appointment of such a new trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

25.                               TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes or Coupons.

26.                               NOTICES

Any notice or demand to the Issuer, a Guarantor or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to the Issuer:	Aon Services Luxembourg & Co S.C.A.
534, Rue de Neudorf
L-2220 Luxembourg

(Attention: the General Partner)

Facsimile No. +352 31 71 74

(Copy to the Guarantors)

to the First Guarantor:	Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601
United States of America

(Attention: Paul Hagy, the Treasurer)

Facsimile No. +1 312 381 6060
(Copy to the Second Guarantor)

to the Second Guarantor:	Aon PLC
8 Devonshire Square
London EC2M 4PL
United Kingdom

(Attention: Ram Padmanabhan, Vice President and Chief Counsel - Corporate )

Facsimile No. +44 20 7882 0266

(Copy to the First Guarantor)

to the Trustee:	BNY Mellon Corporate Trustee Services Limited
40th Floor
One Canada Square
London E14 5AL
England

(Attention: Trustee Administration Manager)

Facsimile No. +44 20 7964 2509/2536

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served at the time of despatch provided that in the case of a notice or demand given by facsimile transmission a confirmation of transmission is received by the sending party and such notice or demand shall forthwith be confirmed by post.  The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

27.                               GOVERNING LAW

These presents and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

28.                               SUBMISSION TO JURISDICTION

28.1                        Each of the Issuer and the Guarantors irrevocably agrees for the benefit of the Trustee, the Noteholders and the Couponholders that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with these presents and accordingly submit to the exclusive jurisdiction of the English courts.  Each of the Issuer and the Guarantors waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.  The Trustee, the Noteholders and the Couponholders may take any suit, action or proceeding arising out of or in connection with these presents (together referred to as Proceedings) against each of the Issuer and the Guarantors in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

28.2                        Each of the Issuer and the First Guarantor irrevocably and unconditionally appoints Aon Limited, of 8 Devonshire Square, London, EC2M 4PL (and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Issuer and/or a Guarantor (as the case may be) may nominate in writing to the Trustee for the purpose) to accept service of process on its behalf in England in respect of any Proceedings.  Each of the Issuer and the Guarantors:

(a)                                 agrees to procure that, so long as any of the Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)                                 agrees that failure by any such person to give notice of such service of process to the Issuer or a Guarantor shall not impair the validity of such service or of any judgment based thereon;

(c)                                  consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the Issuer or a Guarantor (as the case may be) in accordance with Clause 26; and

(d)                                 agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

29.                               COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

30.                               CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to these presents has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantors and the Trustee and delivered on the date first stated on page 1.

SCHEDULE 1

FORM OF GLOBAL NOTES

PART 1

FORM OF TEMPORARY GLOBAL NOTE

AON FINANCIAL SERVICES LUXEMBOURG S.A.

(A public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 534, Rue de Neudorf, L-2220 Luxembourg and registered with the Luxembourg trade and companies register under number B146352)

TEMPORARY GLOBAL NOTE

representing

€500,000,000

6.25% GUARANTEED NOTES DUE JULY 2014

unconditionally and irrevocably guaranteed

as to payment of principal and interest by

AON CORPORATION

(Incorporated under the laws of the State of Delaware, USA)

and

AON PLC

(Incorporated under the laws of England and Wales)

This Note is a temporary Global Note without interest coupons in respect of a duly authorised issue of Notes of Aon Financial Services Luxembourg S.A. (the Issuer), designated as specified in the title hereof (the Notes), limited to the aggregate principal amount of five hundred million euro (€500,000,000) and constituted by a Trust Deed dated 1 July 2009 (the Principal Trust Deed) between the Issuer, Aon Corporation (the First Guarantor) and BNY Mellon Corporate Trustee Services Limited as trustee (the trustee for the time being thereof being herein called the Trustee) as modified and restated by the Amended and Restated Trust Deed dated 12 January 2011 between the Issuer, the First Guarantor and the Trustee and the Amended and Restated Trust Deed dated 30 March 2012 between the Issuer, the First Guarantor, Aon PLC as guarantor (together with the First Guarantor, the Guarantors, and each a Guarantor) and the Trustee (the Principal Trust Deed as so modified and restated, the Trust Deed).  References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Schedule 2 to the Trust Deed.  The aggregate principal amount from time to time of this temporary Global Note shall be that amount as entered from time to time in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and with Euroclear and any other clearing system appointed by the Trustee together the relevant Clearing Systems).

1.                                     PROMISE TO PAY

Subject as provided in this temporary Global Note the Issuer promises to pay to the bearer the principal amount of this temporary Global Note (being at the date hereof five hundred million euro

(€500,000,000)) on 1 July 2014 (or in whole or, where applicable, in part on such earlier date as the said principal amount or part respectively may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on each Interest Payment Date on the principal amount from time to time of this temporary Global Note at the rate of 6.25% per annum together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this temporary Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this temporary Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

2.                                      EXCHANGE FOR PERMANENT GLOBAL NOTE AND PURCHASES

This temporary Global Note is exchangeable in whole or in part upon the request of the bearer for a further global note in respect of up to €500,000,000 aggregate principal amount of the Notes (the Permanent Global Note) only on and subject to the terms and conditions set out below.

On and after 11 August 2009 (the Exchange Date) interests in this temporary Global Note may be exchanged in whole or in part at the specified office of The Bank of New York Mellon acting through its London Branch (the Principal Paying Agent, which expression includes any successor) (or such other place as the Trustee may agree) for interests recorded in the records of the relevant Clearing Systems in a duly executed, authenticated and effectuated Permanent Global Note and the Issuer shall procure that interests in the Permanent Global Note shall be entered pro rata in the records of the relevant Clearing Systems such that the nominal amount represented by this temporary Global Note shall be reduced by the principal amount of this temporary Global Note so exchanged, Provided that if definitive Notes (together with the Coupons appertaining thereto) have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this temporary Global Note may thereafter be exchanged only for definitive Notes (together with the Coupons appertaining thereto) and in such circumstances references herein to the Permanent Global Note shall be construed accordingly and provided further that the Permanent Global Note shall be issued and delivered (or, as the case may be, endorsed only if and to the extent that there shall have been presented to the Issuer a certificate from the relevant Clearing Systems to the effect that Euroclear or Clearstream, Luxembourg, as the case may be, has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes represented by this temporary Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it and, for the avoidance of doubt, in the form required by the US Treasury Regulations).

Any person who would, but for the provisions of this temporary Global Note, the Permanent Global Note and the Trust Deed, otherwise be entitled to receive a definitive Note or definitive Notes shall not be entitled to require the exchange of an appropriate part of this temporary Global Note for a like part of the Permanent Global Note unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream, Luxembourg a certificate of non-US beneficial ownership in the form required by it (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Clearstream, Luxembourg in Luxembourg and the specified office of each of the Paying Agents).

Upon (a) any exchange of a part of this temporary Global Note for a like part of the Permanent Global Note or (b) the purchase by or on behalf of the Issuer, a Guarantor or any other Subsidiary of a Guarantor and cancellation of a part of the interests recorded in the records of the relevant Clearing

Systems in this temporary Global Note in accordance with the Conditions, the Issuer shall procure that the portion of the interests in the principal amount hereof so exchanged or so purchased and cancelled shall be entered pro rata in the records of the relevant Clearing Systems.

3.                                      PAYMENTS

Until the entire principal amount of this temporary Global Note has been extinguished, this temporary Global Note shall in all respects be entitled to the same benefits as the definitive Notes for the time being represented hereby and shall be entitled to the benefit of and be bound by the Trust Deed, except that the holder of this temporary Global Note shall not (unless upon due presentation of this temporary Global Note for exchange, issue and delivery of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled (a) to receive any payment of interest on this temporary Global Note except (subject to (b) below) upon certification as hereinafter provided or (b) on and after the Exchange Date, to receive any payment on this temporary Global Note.  Upon any payment of principal or interest on this temporary Global Note, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems but any failure to make such entries shall not affect the discharge referred to in the paragraph after the next paragraph.

Payments of interest in respect of Notes for the time being represented by this temporary Global Note shall be made to the bearer only upon presentation to the Issuer of a certificate from Euroclear or from Clearstream, Luxembourg to the effect that Euroclear or Clearstream, Luxembourg, as the case may be, has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes represented by this temporary Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it and, for the avoidance of doubt, in the form required by the US Treasury Regulations, and each payment so made will discharge the Issuer’s obligations in respect thereof.  Any person who would, but for the provisions of this temporary Global Note and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Note shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream, Luxembourg a certificate of non-US beneficial ownership in the form required by it (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Clearstream, Luxembourg in Luxembourg and the specified office of each of the Paying Agents).

Upon payment in respect of the Notes represented by this temporary Global Note, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems, but any failure to make such entries shall not affect the discharge referred to in the previous paragraph.

All payments of any amounts payable and paid to the bearer of this temporary Global Note shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon, on the Permanent Global Note and on the relevant definitive Notes and Coupons.

4.                                      ACCOUNTHOLDERS

For so long as all of the Notes are represented by one or both of the Permanent Global Note and this temporary Global Note and such Global Note (s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount of such Notes (each an Accountholder) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall, in the absence of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, each of the Guarantors and the Trustee, solely in the bearer of the relevant Global Note in accordance with and subject to its terms and the terms of the Trust Deed.  Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the bearer of the relevant Global Note.

5.                                      NOTICES

For so long as all of the Notes are represented by one or both of the Permanent Global Note and this temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 13 (Notices) provided that, so long as the Notes are listed on the Euro MTF market of the Luxembourg Stock Exchange and the rules and regulations of the Euro MTF market of the Luxembourg Stock Exchange so require, notice will be given by publication on the website of the Luxembourg Stock Exchange (www.bourse.lu).  Any such notice shall be deemed to have been given to the Noteholders on the second day after the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.

6.                                      PRESCRIPTION

Claims against the Issuer and the Guarantors in respect of principal and interest on the Notes represented by the Permanent Global Note or this temporary Global Note will be prescribed after ten years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 8 (Taxation)).

7.                                      AUTHENTICATION AND EFFECTUATION

This temporary Global Note shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent and effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

8.                                      GOVERNING LAW

This temporary Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England and the Issuer has in the Trust Deed submitted to the jurisdiction of the courts of England for all purposes in connection with this temporary Global Note and any non-contractual obligations arising out of or in connection with it.

9.                                      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this temporary Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this temporary Global Note to be signed manually or in facsimile by any two members of the board of directors of the Issuer.

AON FINANCIAL SERVICES LUXEMBOURG S.A.

By:		By:
	(Director)		(Director)

Issued in London, England on 1 July 2009.

Certificate of authentication

This temporary Global Note is duly authenticated without recourse, warranty or liability.

Duly authorised
for and on behalf of
The Bank of New York Mellon acting through its London Branch as Principal Paying Agent

Certificate of Effectuation

This temporary Global Note is duly effectuated without recourse, warranty or liability.

Clearstream Banking, société anonyme
as common safekeeper

PART 2

FORM OF PERMANENT GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

AON FINANCIAL SERVICES LUXEMBOURG S.A.

(A public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 534, Rue de Neudorf, L-2220 Luxembourg and registered with the Luxembourg trade and companies register under number B146352)

PERMANENT GLOBAL NOTE

representing up to

€500,000,000

6.25% GUARANTEED NOTES DUE JULY 2014

unconditionally and irrevocably guaranteed
as to payment of principal and interest by

AON CORPORATION

(Incorporated under the laws of the State of Delaware, USA)

and

AON PLC

(Incorporated under the laws of England and Wales)

This Note is a permanent Global Note without interest coupons in respect of a duly authorised issue of Notes of Aon Financial Services Luxembourg S.A. (the Issuer), designated as specified in the title hereof (the Notes), limited to the aggregate principal amount of up to five hundred million euro (€500,000,000) and constituted by a Trust Deed dated 1 July 2009 (the Principal Trust Deed) between the Issuer, Aon Corporation (the First Guarantor) and BNY Mellon Corporate Trustee Services Limited as trustee (the trustee for the time being thereof being herein called the Trustee) as modified and restated by the Amended and Restated Trust Deed dated 12 January 2011 between the Issuer, the First Guarantor and the Trustee and the Amended and Restated Trust Deed dated 30 March 2012 between the Issuer, the First Guarantor, Aon PLC as guarantor (together with the First Guarantor, the Guarantors, and each a Guarantor) and the Trustee (the Principal Trust Deed as so modified and restated, the Trust Deed).  References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Schedule 2 to the Trust Deed.

1.                                      PROMISE TO PAY

Subject as provided in this permanent Global Note the Issuer promises to pay to the bearer the principal amount of this permanent Global Note on 1 July 2014 (or in whole or, where applicable, in part on such earlier date as the said principal amount or part respectively may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on each Interest Payment Date on the principal amount from time to time of this permanent Global Note at the rate of 6.25% per annum together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

The nominal amount of Notes represented by this permanent Global Note shall be the aggregate amount from time to time entered in the records of both the relevant Clearing Systems (as defined below).  The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this permanent Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this permanent Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

2.                                      EXCHANGE FOR DEFINITIVE NOTES AND PURCHASES

This permanent Global Note will be exchangeable in whole but not in part (free of charge to the holder) for definitive Notes only (a) upon the happening of any of the events defined in the Trust Deed as Events of Default, or (b) if either Euroclear Bank S.A./N.V. (Euroclear) or Clearstream Banking, société anonyme (Clearstream, Luxembourg) (together, the relevant Clearing Systems) is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available, or (c) upon not less than 60 days’ written notice from the relevant Clearing Systems (acting on the instructions of any holder of an interest in this Permanent Global Note) to the Trustee and the Principal Paying Agent as described in the Trust Deed.  Thereupon (in the case of (a), (b) and (c) above) the holder of this permanent Global Note (acting on the instructions of one or more of the Accountholders (as defined below)) or the Trustee may give notice to the Issuer, and (in the case of (b) above) the Issuer may give notice to the Trustee and the Noteholders, of its intention to exchange this permanent Global Note for definitive Notes on or after the Exchange Date (as defined below).

On or after the Exchange Date the holder of this permanent Global Note may or, in the case of (b) above, shall surrender this permanent Global Note to or to the order of The Bank of New York Mellon acting through its London Branch (the Principal Paying Agent, which expression includes any successors).  In exchange for this permanent Global Note the Issuer will deliver, or procure the delivery of, definitive Notes in bearer form, serially numbered, in the denominations of €50,000 each with interest coupons (Coupons) attached on issue in respect of interest which has not already been paid on this permanent Global Note (in exchange for the whole of this permanent Global Note).

Exchange Date means a day specified in the notice requiring exchange falling not less than 60 days after that on which such notice is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and (except in the case of (b) above) in the city in which the relevant clearing system is located.

Upon (a) any exchange of interests recorded in the records of the relevant Clearing Systems in the temporary global note initially representing the Notes (the Temporary Global Note) for interests recorded in the records of the relevant Clearing Systems in this permanent Global Note or (b) the purchase by or on behalf of the Issuer, a Guarantor or any other Subsidiary of a Guarantor and cancellation of a part of this permanent Global Note in accordance with the Conditions, the Issuer shall procure that the portion of interests in the principal amount hereof so exchanged or purchased and cancelled shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the principal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the principal amount of this permanent Global Note so exchanged or purchased and cancelled.  Upon the exchange of the whole of this permanent Global Note for definitive Notes this permanent Global

Note shall be surrendered to or to the order of the Principal Paying Agent and cancelled and, if the holder of this permanent Global Note requests, returned to it together with any relevant definitive Notes.

3.                                      PAYMENTS

Until the entire principal amount of this permanent Global Note has been extinguished, this permanent Global Note shall (subject as hereinafter and in the Trust Deed provided) in all respects be entitled to the same benefits as the definitive Notes and shall be entitled to the benefit of and be bound by the Trust Deed.  Payments of principal and interest in respect of Notes represented by this permanent Global Note will be made against presentation and, if no further payment falls to be made in respect of the Notes, surrender of this permanent Global Note to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to the Noteholders for such purposes.

Upon any payment in respect of the Notes represented by this permanent Global Note, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the principal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate principal amount of such instalment so paid, and each payment so made will discharge the obligations in respect thereof.

All payments of any amounts payable and paid to the bearer of this permanent Global Note shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Notes and Coupons, and any failure to make entries referred to above shall not affect such satisfaction and discharge.

4.                                      ACCOUNTHOLDERS

For so long as all of the Notes are represented by one or both of the Temporary Global Note and this permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount of such Notes (each an Accountholder) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall, in the absence of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, each of the Guarantors and the Trustee, solely in the bearer of the relevant Global Note in accordance with and subject to its terms and the terms of the Trust Deed.  Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the bearer of the relevant Global Note.

5.                                      NOTICES

For so long as interests in all of the Notes are represented by one or both of the Temporary Global Note and this permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 13 (Notices) provided that, so long as the Notes are listed on the Euro MTF market of the Luxembourg Stock Exchange and the rules and regulations of the Euro MTF market of the Luxembourg Stock Exchange so require, notice will be given by publication on the website of the Luxembourg Stock Exchange (www.bourse.lu).  Any such notice shall be deemed to have been given to the Noteholders on the second day after the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.

6.                                      PRESCRIPTION

Claims against the Issuer and the Guarantors in respect of principal and interest on the Notes represented by the Temporary Global Note or this permanent Global Note will be prescribed after ten years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 8 (Taxation)).

7.                                      AUTHENTICATION AND EFFECTUATION

This permanent Global Note shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent and effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

8.                                      GOVERNING LAW

This permanent Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England and the Issuer has in the Trust Deed submitted to the jurisdiction of the courts of England for all purposes in connection with this permanent Global Note and any non-contractual obligations arising out of or in connection with it.

9.                                      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this permanent Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this permanent Global Note to be signed manually or in facsimile by any two members of the board of Directors of the Issuer.

AON FINANCIAL SERVICES LUXEMBOURG S.A.

By:		By:
	(Director)		(Director)

Issued in London, England on 1 July 2009.

Certificate of authentication

This permanent Global Note is duly authenticated without recourse, warranty or liability.

Duly authorised
for and on behalf of
The Bank of New York Mellon acting through its London Branch as Principal Paying Agent

Certificate of Effectuation

This permanent Global Note is duly effectuated without recourse, warranty or liability.

Clearstream Banking, société anonyme
as common safekeeper

SCHEDULE 2

FORM OF DEFINITIVE NOTE AND COUPON

PART 1

FORM OF DEFINITIVE NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

50,000	XS0437047292	043704729	[Serial No.]

AON SERVICES LUXEMBOURG & CO S.C.A.

(formerly known as Aon Financial Services Luxembourg S.A.)

(A partnership limited by shares(société en commandite par action), incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 534, Rue de Neudorf, L-2220 Luxembourg and registered with the Luxembourg trade and companies register under number B146352)

€500,000,000 6.25% GUARANTEED

NOTES DUE JULY 2014

unconditionally and irrevocably guaranteed as to

payment of principal and interest by

AON CORPORATION

(Incorporated under the laws of England and Wales)

and

AON PLC

(Incorporated under the laws of England and Wales)

The issue of the Notes by Aon Services Luxembourg & Co S.C.A (formerly known as Aon Financial Services Luxembourg S.A.) (the Issuer) was authorised by a resolution of its board of directors passed on 25 May 2009 and the giving of the guarantee in respect of the Notes was authorised by a resolution of the board of directors of Aon Corporation (the First Guarantor) passed on 15 May 2009 and by a resolution of the board of directors of Aon PLC passed on [•] 2012 (together with the First Guarantor , the Guarantors and each a Guarantor).

This Note forms one of a series of Notes constituted by a Trust Deed (the Principal Trust Deed) dated 1 July 2009 made between the Issuer, the First Guarantor and BNY Mellon Corporate Trustee Services Limited as trustee for the holders of the Notes as modified and restated by the Amended and Restated Trust Deed dated 12 January 2011 between the Issuer, the First Guarantor and the Trustee and the Amended and Restated Trust Deed dated 30 March 2012 between the Issuer, the First Guarantor, Aon PLC and the Trustee (the Principal Trust Deed as so modified and restated, the Trust Deed) and issued as Notes in bearer form in the denomination of €50,000 each with Coupons attached in an aggregate principal amount of €500,000,000.

The Issuer for value received and subject to and in accordance with the Terms and Conditions (the Conditions) endorsed hereon hereby promises to pay to the bearer on 1 July 2014 (or on such earlier date as the principal sum hereunder mentioned may become repayable in accordance with the Conditions) the principal sum of:

€50,000 (fifty thousand euro)

together with interest on the said principal sum at the rate of 6.25% per annum payable annually in arrear on each Interest Payment Date and together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

Neither this Note nor the Coupons appertaining hereto shall be or become valid or obligatory for any purpose unless and until this Note has been authenticated by or on behalf of the Principal Paying Agent.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

Aon Services Luxembourg & Co S.C.A.

By:
General Partner

Dated as of [•].

Issued in London, England.

Certificate of authentication

This Note is duly authenticated without recourse, warranty or liability.

Duly authorised
for and on behalf of
The Bank of New York Mellon acting through its London Branch as Principal Paying Agent

FORM OF COUPON

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

AON SERVICES LUXEMBOURG & CO S.C.A.

(formerly known as Aon Financial Services Luxembourg S.A.)

€500,000,000

6.25% GUARANTEED NOTES DUE JULY 2014

This Coupon is separately	Coupon for
negotiable, payable to bearer,	€3,125.00
and subject to the	due on
Conditions of the said Notes.	1 July 20[10/11/12/13/14]

This Coupon is payable to bearer subject to such Conditions, under which it may become void before its due date.

AON SERVICES LUXEMBOURG & CO S.C.A.

By:
(General Partner)

[No.]	50,000	XS0437047292	043704729	[Serial No.]

On the back:

PRINCIPAL PAYING AGENT

The Bank of New York Mellon acting through its London Branch

One Canada Square

London E14 5AL

OTHER PAYING AGENT

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building,

Polaris — 2-4 rue Eugène Ruppert,

L-2453 Luxembourg

PART 2

CONDITIONS OF THE NOTES

The €500,000,000 6.25% Guaranteed Notes due July 2014 (the Notes, which expression shall in these Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 17 and forming a single series with the Notes) of Aon Services Luxembourg & Co S.C.A. (formerly known as Aon Financial Services Luxembourg S.A.) (the Issuer) are constituted by a Trust Deed dated 1 July 2009 (the Principal Trust Deed) made between the Issuer, Aon Corporation (the First Guarantor) as guarantor and BNY Mellon Corporate Trustee Services Limited (the Trustee, which expression shall include its successor(s)) as trustee for the holders of the Notes (the Noteholders) and the holders of the interest coupons appertaining to the Notes (the Couponholders and the Coupons respectively) as modified and restated by the Amended and Restated Trust Deed dated 12 January 2011 between the Issuer, the First Guarantor and the Trustee and the Amended and Restated Trust Deed dated 30 March 2012 between the Issuer, the First Guarantor, Aon PLC as guarantor (the Second Guarantor and, together with the First Guarantor, the Guarantors, and each a Guarantor) and the Trustee (the Principal Trust Deed as so modified and restated, the Trust Deed).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed.  Copies of the Trust Deed and the Agency Agreement dated 1 July 2009 as amended and restated on 30 March 2012 (the Agency Agreement) made between the Issuer, the Guarantors, the initial Paying Agents and the Trustee are available for inspection during normal business hours by the Noteholders and the Couponholders at the registered office for the time being of the Trustee, being at the date of issue of the Notes at 40th Floor, One Canada Square, London E14 5AL and at the specified office of each of the Paying Agents.  The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1.                                      FORM, DENOMINATION AND TITLE

1.1                               Form and Denomination

The Notes are in bearer form, serially numbered, in the denomination of €50,000 each with Coupons attached on issue.

1.2                               Title

Title to the Notes and to the Coupons will pass by delivery.

1.3                               Holder Absolute Owner

The Issuer, the Guarantors, any Paying Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the bearer of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon or of any trust or interest therein) and shall not be required to obtain any proof thereof or as to the identity of such bearer.

2.                                      STATUS OF THE NOTES

The Notes and the Coupons are direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and (subject as provided above) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

3.                                      GUARANTEE

3.1                               Guarantee

The payment of the principal and interest in respect of the Notes and all other moneys payable by the Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably jointly and severally guaranteed by each of the Guarantors (each such guarantee, a Guarantee) in the Trust Deed.

3.2                               Status of the Guarantee

The obligations of each Guarantor under the relevant Guarantee constitute joint and several direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of such Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of such Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

4.                                      NEGATIVE PLEDGE

So long as any of the Notes remains outstanding each Guarantor will not, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of the Issuer or any Significant Subsidiary (as defined in Condition 10.2) (or any company, other than a Guarantor, having direct or indirect control of the Issuer or any Significant Subsidiary), which common stock is directly or indirectly owned by the relevant Guarantor, unless all amounts payable by the Guarantors under the Notes, the Coupons and the Trust Deed (together with, if a Guarantor so determines, any other indebtedness for money borrowed of such Guarantor then existing or thereafter created which is not subordinated to such Guarantor’s obligations under the relevant Guarantee) shall be secured equally and ratably with (or, at the option of such Guarantor, in priority to) such other secured indebtedness for money borrowed so long as such indebtedness shall be so secured.

5.                                      INTEREST

5.1                               Interest Rate and Interest Payment Dates

The Notes bear interest from and including 1 July 2009 at the rate of 6.25% per annum, payable annually in arrear on 1 July (each an Interest Payment Date).  The first payment (representing a full year’s interest) shall be made on 1 July 2010.

5.2                               Interest Accrual

Each Note will cease to bear interest from and including its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of payment, in which event interest shall continue to accrue as provided in the Trust Deed.

5.3                               Calculation of Broken Interest

When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of (a) the actual number of days in the period from and including the date from which interest begins to accrue (the Accrual Date) to but excluding the date on which it falls due divided by (b) the actual number of days from and including the Accrual Date to but excluding the next following Interest Payment Date.

6.                                      PAYMENTS

6.1                               Payments in respect of Notes

Payments of principal and interest in respect of each Note will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Note, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupon, in each case at the specified office outside the United States of any of the Paying Agents.

6.2                               Method of Payment

Payments will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by euro cheque.

6.3                               Missing Unmatured Coupons

Each Note should be presented for payment together with all relative unmatured Coupons.  Upon the date on which any Note becomes due and repayable, all unmatured Coupons appertaining to the Note (whether or not attached) shall become void and no payment shall be made in respect of such Coupons.

6.4                               Payments subject to Applicable Laws

Payments in respect of principal and interest on the Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

6.5                               Payment only on a Presentation Date

A holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 5, be entitled to any further interest or other payment if a Presentation Date is after the due date.

Presentation Date means a day which (subject to Condition 9):

(a)                                 is or falls after the relevant due date;

(b)                                 is a Business Day in the place of the specified office of the Paying Agent at which the Note or Coupon is presented for payment; and

(c)                                  in the case of payment by credit or transfer to a euro account as referred to above, is a TARGET2 Settlement Day.

In this Condition, Business Day means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place and TARGET2 Settlement Day means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open.

6.6                               Initial Paying Agents

The names of the initial Paying Agents and their initial specified offices are set out at the end of these Conditions.  The Issuer and the Guarantors reserve the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that:

(a)                                 there will at all times be a Principal Paying Agent;

(b)                                 there will at all times be at least one Paying Agent (which may be the Principal Paying Agent) having its specified office in a European city which so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require shall be Luxembourg; and

(c)                                  there will at all times be a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

Notice of any termination or appointment and of any changes in specified offices will be given to the Noteholders promptly by the Issuer in accordance with Condition 13.

7.                                      REDEMPTION AND PURCHASE

7.1                               Redemption at Maturity

Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on 1 July 2014.

7.2                               Redemption for Taxation Reasons

If the Issuer satisfies the Trustee immediately before the giving of the notice referred to below that:

(a)                                 as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 8), or any change in the application or official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after 29 June 2009, on the next Interest Payment Date either (i) the Issuer would be required to pay additional amounts as provided or referred to in Condition 8 or (ii) each Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts; and

(b)                                 the requirement cannot be avoided by the Issuer or, as the case may be, either Guarantor taking reasonable measures available to it,

the Issuer may at its option, having given not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 13 (which notice shall be irrevocable), redeem all the Notes, but not some only, at any time at their principal amount together with interest accrued to but excluding the date of redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantors would be required to pay such additional amounts, were a payment in respect of the Notes then due.  Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee a certificate signed by one Authorised Signatory of the Issuer or the relevant Guarantor or each of them (as the case may be) stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and cannot be avoided by the Issuer or, as the case may be, the relevant Guarantor or each of them taking reasonable measures available to it, and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders and the Couponholders.

7.3                               Redemption upon a Change of Control

If a Change of Control Event occurs, the Issuer will, upon the holder of any Note giving notice within the Change of Control Put Period to the Issuer as described below (whether or not prior to the giving of the relevant Change of Control Notice (as defined below) the Issuer has given notice of redemption under Condition 7.2), redeem or, at the Issuer’s option, purchase (or procure the purchase of) such Note on the Change of Control Put Date at the Change of Control Redemption Amount together (if applicable) with interest accrued to but excluding the Change of Control Put Date.

Promptly upon the Issuer or a Guarantor becoming aware that a Change of Control Event has occurred, the Issuer shall give notice (a Change of Control Notice) to the Trustee and to the Noteholders in accordance with Condition 13 to that effect.

If 75% or more in principal amount of the Notes outstanding immediately prior to the Change of Control Put Date are redeemed or, as the case may be, purchased on the Change of Control Put Date pursuant to this Condition 7.3, the Issuer may, on giving not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 13 (such notice to be given within 30 days of the Change of Control Put Date), redeem or, at the Issuer’s option, purchase (or procure the purchase of) all but not some only of the remaining outstanding Notes at their Change of Control Redemption Amount together (if applicable) with interest accrued to but excluding the date fixed for redemption or purchase, as the case may be.

To exercise the right to require redemption or purchase of this Note the holder of this Note must deliver, at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current and which may, if this Note is held through Euroclear Banking S.A./N.V. (Euroclear) or Clearstream Banking, société anonyme (Clearstream, Luxembourg), be any form acceptable to Euroclear and Clearstream, Luxembourg delivered in a manner acceptable to Euroclear and Clearstream, Luxembourg) obtainable from any specified office of any Paying Agent (a Put Notice) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition 7.3.  The Put Notice must be accompanied by this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control.  A Put Notice given by a holder of any Note shall be irrevocable except where, prior to the Change of Control Put Date, an Event of Default has occurred and is continuing, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the Put Notice.

For the purpose of this Condition 7.3:

Change of Control means the occurrence of any of the following:

(a)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Second Guarantor and the assets of its Subsidiaries, taken as a whole, to any person, other than the Second Guarantor or one of its Subsidiaries;

(b)                                 the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner

(as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Second Guarantor’s outstanding Voting Stock or other Voting Stock into which the Second Guarantor’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(c)                                  the Second Guarantor consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Second Guarantor, in any such event pursuant to a transaction in which any of the Second Guarantor’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Second Guarantor’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

(d)                                 the first day on which a majority of the members of the Second Guarantor’s board of directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under paragraph (b) above if (i) the Second Guarantor becomes a direct or indirect wholly owned subsidiary of another company and (ii) (A) the direct or indirect holders of the Voting Stock of such other company immediately following that transaction are substantially the same as the holders of the Second Guarantor’s Voting Stock immediately prior to that transaction or (B) the shares of the Second Guarantor’s Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for a majority of the Voting Stock of such other company immediately after giving effect to such transaction;

Change of Control Event means the occurrence of both a Change of Control and a Rating Event;

Change of Control Put Date shall be the tenth day after the expiry of the Change of Control Put Period provided that, if such day is not a Business Day (as defined in Condition 6.5) in London and a TARGET2 Settlement Day (as so defined), the Change of Control Put Date shall be the next following day which is both a Business Day in London and a TARGET2 Settlement Day;

Change of Control Put Period shall be the period of 30 days commencing on the date that a Change of Control Notice is given;

Change of Control Redemption Amount shall mean, in relation to each Note to be redeemed or purchased pursuant to this Condition 7.3, an amount equal to 100% of the principal amount of such Note;

Exchange Act means the U.S. Securities Exchange Act of 1934, as amended;

Fitch means Fitch Inc. and its successors;

Investment Grade Rating means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by Standard & Poor’s and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Second Guarantor and approved by the Trustee;

Moody’s means Moody’s Investors Service, Inc. and its successors;

person has the meaning set out in Section 13(d)(3) of the Exchange Act;

Rating Agencies means:

(a)                                 each of Moody’s, Standard & Poor’s and Fitch; and

(b)                                 if any of Moody’s, Standard & Poor’s or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons beyond the Guarantor’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15e3 1(e)(2)(vi)(F) under the Exchange Act selected by the Second Guarantor effecting a Change of Control (as certified by a resolution of its Board of Directors) and approved by the Trustee as a replacement agency for Moody’s, Standard & Poor’s or Fitch, or all of them, as the case may be;

Rating Event means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, in any case on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the first public notice of the Second Guarantor’s intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control;

Continuing Directors means, as of any date of determination, any member of the Second Guarantor’s Board of Directors who (a) was a member of the First Guarantor’s Board of Directors on the date the Notes were initially issued or (b) was nominated for election, elected or appointed to the Second Guarantor’s Board of Directors with the approval of a majority of the Continuing Directors who were members of the Second Guarantor’s Board of Directors at the time of the nomination, election or appointment (either by a specific vote or by approval of the Second Guarantor’s proxy statement in which that member was named as a nominee for election as a director, without objection to the nomination);

Standard & Poor’s means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors;

Subsidiary has the meaning set out in Condition 10.2; and

Voting Stock means, with respect to any specified person as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

7.4                               Purchases

The Issuer, a Guarantor or any other Subsidiary (as defined above) of a Guarantor may at any time purchase Notes (provided that all unmatured Coupons appertaining to the Notes are purchased with the Notes) in any manner and at any price.

7.5                               Cancellations

All Notes which are (a) redeemed or (b) purchased by or on behalf of the Issuer, a Guarantor or any other Subsidiary of a Guarantor will forthwith be cancelled, together with all relative unmatured Coupons attached to the Notes or surrendered with the Notes, and accordingly may not be held, reissued or resold.

7.6                               Notices Final

Upon the expiry of any notice as is referred to in paragraph 7.2 above the Issuer shall be bound to redeem the Notes to which the notice refers in accordance with the terms of such paragraph.

8.                                     TAXATION

8.1                               Payment without Withholding

All payments in respect of the Notes by or on behalf of the Issuer or a Guarantor shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (Taxes) imposed or levied by or on behalf of any of the Relevant Jurisdictions, unless the withholding or deduction of the Taxes is required by law.  In that event, the Issuer or, as the case may be, the Guarantors will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:

(a)                                 presented for payment by or on behalf of a holder who is liable to the Taxes in respect of the Note or Coupon by reason of his having some connection with either Relevant Jurisdiction other than the mere holding of the Note or Coupon including, without limitation, by reason of such holder being considered as:

(i)                                     being or having been present or engaged in a trade or business in the United States of America or having had a permanent establishment therein; or

(ii)                                  having a current or former relationship with the United States of America, including a relationship as a citizen or resident or being treated as a resident thereof; or

(iii)                               being or having been a personal holding company, a controlled foreign corporation, a passive foreign investment company, a corporation that has accumulated earnings to avoid United States of America federal income tax or a private foundation or other tax-exempt organization; or

(iv)                              an actual or constructive 10% shareholder of the Issuer as defined in Section 871(h)(3) of the Code; or

(b)                                 presented for payment by or on behalf of a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(c)                                  where such withholding or deduction is imposed on a payment to an individual or a residual entity within the meaning of European Council Directive 2003/48/EC and is required to be made pursuant to (i) European Council Directive 2003/48/EC (or any amendments thereof) or any law implementing or complying with, or introduced in order to conform to, such Directive, (ii) the law of 23 December 2005 (as amended) introducing a 10% withholding tax as regards Luxembourg resident individuals and (iii) the agreements on savings income concluded by the State of Luxembourg with several dependant or associated territories of the EU (being Jersey, Guernsey, the Isle of Man, the British Virgin Islands, Montserrat, the Dutch Antilles and Aruba); or

(d)                                 presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or

(e)                                  presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming, whether or not such is in fact the case, that day to have been a Presentation Date (as defined in Condition 6); or

(f)                                   presented for payment by or on behalf of any holder who is a fiduciary, partnership, limited liability company or other than the sole beneficial owner of the Note or Coupon, but only to the extent that a beneficiary or settlor with respect to such fiduciary or a partner or member of such partnership or limited liability company or a beneficial owner of the Note or Coupon would not have been entitled to the payment of an additional amount had such beneficiary, settlor, partner, member or beneficial owner been the holder of such Note or Coupon; or

(g)                                  where such tax, assessment or governmental charge (including, without limitation, backup withholding tax) would not have been imposed or withheld but for the failure to comply with certification, identification, documentation or information reporting requirements concerning the nationality or connection with the United States of America of a holder or a beneficial owner of such Note or Coupon, if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such tax, assessment or governmental charge; or

(h)                                 where such tax, assessment or governmental charge would not have been imposed or withheld but for the presentation by the holder of the Note or Coupon for payment on a date more than 30 days after the Relevant Date; or

(i)                                     where such withholding or deduction is imposed as a result of any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or governmental charge; or

(j)                                    where such tax, assessment or governmental charge is (i) payable otherwise than by deduction or withholding by the Issuer or a Paying Agent from the payment of the principal of or interest on the Note or Coupon or (ii) required to be deducted or withheld by any Paying Agent from any such payment if such payment can be made without such withholding by any other Paying Agent.

8.2                               Interpretation

In these Conditions:

(a)                                 Relevant Date means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Noteholders by the Issuer in accordance with Condition 13; and

(b)                                 Relevant Jurisdiction means, in the case of payments by (i) the Issuer, the Grand Duchy of Luxembourg or any political subdivision or any authority thereof or therein having power to tax, (ii) the First Guarantor, the United States of America or any political subdivision or any authority thereof or therein having power to tax and (iii) the Second Guarantor, the United Kingdom or any political subdivision or any authority thereof or therein having power to tax.

8.3                               Additional Amounts

Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.

9.                                      PRESCRIPTION

Notes and Coupons will become void unless presented for payment within periods of ten years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 6.

10.                               EVENTS OF DEFAULT

10.1                        Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified to its satisfaction), (but, in the case of the happening of the event described in subparagraph (b) below, only if the Trustee shall have certified in writing to the Issuer and the Guarantors that such event is, in its opinion, materially prejudicial to the interests of the Noteholders) give notice to the Issuer and the Guarantors that the Notes are, and they shall accordingly forthwith become, immediately due and repayable at their principal amount, together with accrued interest as provided in the Trust Deed, in any of the following events (Events of Default):

(a)                                 if default is made in the payment of any Change of Control Redemption Amount or interest due in respect of the Notes or any of them and the default continues for a period of 14 days (in the case of a payment of Change of Control Redemption Amount) and 30 days (in the case of a payment of interest); or

(b)                                 if the Issuer or a Guarantor fails to perform or observe any of its other obligations under these Conditions or the Trust Deed and (except in any case where the Trustee considers the failure to be incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 90 days (or such longer period as the Trustee may permit) following the service by the Trustee on the Issuer or such Guarantor (as the case may be) of notice requiring the same to be remedied; or

(c)                                  if a court having jurisdiction in the premises shall (i) enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (including for the avoidance of doubt, any bankruptcy (faillite), insolvency and judicial liquidation (liquidation judiciaire)), or (ii) appoint a receiver, liquidator, custodian, trustee or similar official of the Issuer (including, for the avoidance of doubt and without limitation, any commissaire, juge-commissaire, liquidateur or curateur) or for any substantial part of its property, or (iii) order the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 days; or

(d)                                 if a court having jurisdiction in the premises shall (i) enter a decree or order for relief in respect of a Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of a Guarantor or for any substantial part of its property, or (iii) order the winding-up or liquidation of the affairs of a Guarantor and such decree or order shall remain unstayed and in effect for a period of 90 days; or

(e)                                  if the Issuer (i) shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (including, for the avoidance of doubt, bankruptcy (faillite), insolvency, voluntary liquidation (liquidation volontaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally), or shall consent to the entry of any order for relief in an involuntary case under any such law, or (ii) shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official of the Issuer (including, for the avoidance of doubt and without limitation, any commissaire, juge-commissaire, liquidateur or curateur) or for a substantial part of its property, or (iii) shall make any general assignment for the benefit of creditors; or

(f)                                   if a Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of any order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of such Guarantor or for a substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(g)                                  if the Issuer or the First Guarantor ceases to be a Subsidiary of the Second Guarantor; or

(h)                                 if a Guarantee ceases to be, or is claimed by the Issuer or a Guarantor not to be, in full force and effect.

10.2                        Interpretation

For the purposes of this Condition and Condition 4:

(a)                                 Significant Subsidiary means any Subsidiary of the Second Guarantor that constitutes a “significant subsidiary” as defined in Rule 1.02(w) of Regulation S X under the U.S. Securities Exchange Act of 1934, as amended; and

(b)                                 Subsidiary means any subsidiary as defined in Rule 1.02(x) of Regulation S X under the U.S. Securities Exchange Act of 1934, as amended.

10.3                        Reports

A report by one Authorised Signatory of the Second Guarantor whether or not addressed to the Trustee that in its opinion a Subsidiary of the Second Guarantor is or is not or was or was not at any particular time or throughout any specified period a Significant Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties.

11.                               ENFORCEMENT

11.1                        Enforcement by the Trustee

The Trustee may at any time, at its discretion and without notice, take such proceedings against each of the Issuer and/or the Guarantors as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes or the Coupons unless (a) it has been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding and (b) it has been indemnified and/or secured and/or prefunded to its satisfaction.

11.2                        Enforcement by the Noteholders

No Noteholder or Couponholder shall be entitled to proceed directly against the Issuer or a Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

12.                              REPLACEMENT OF NOTES AND COUPONS

Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of a Paying Agent in Luxembourg, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require.  Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

The replacement of Notes and Coupons (in bearer form) is, in the case of loss or theft, subject to the procedure set out in the Luxembourg act dated 3 September 1996 on the involuntary dispossession of bearer securities, as amended (the Involuntary Dispossession Act 1996).

13.                               NOTICES

Notices to the Noteholders

All notices to the Noteholders will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve.  It is expected that such publication will normally be made in the Financial Times.  The Issuer shall also ensure that, so long as the Notes are admitted to trading on the Euro MTF Market and the rules and regulations of the Luxembourg Stock Exchange applicable to the Euro MTF Market so require, notices are duly published either in one daily newspaper published in Luxembourg (which is expected to be the Luxemburger Wort or the Tageblatt) or on the website of the Luxembourg Stock Exchange (www.bourse.lu).  Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.  If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.  Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this paragraph.

14.                               SUBSTITUTION

The Trustee may, without the consent of the Noteholders or Couponholders, agree with the Issuer and the Guarantors to the substitution in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Notes, the Coupons and the Trust Deed of a Guarantor or any Subsidiary of a Guarantor, subject to:

(a)                                 the Notes being unconditionally and irrevocably guaranteed by the Guarantors (or, in the case of the substitution of a Guarantor, the Notes being unconditionally and irrevocably guaranteed by the remaining Guarantor);

(b)                                 the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution; and

(c)                                  certain other conditions set out in the Trust Deed being complied with.

For the purposes of article 1275 of the Luxembourg civil code, the Noteholders, by subscribing for, or otherwise acquiring, the Notes, are deemed to have (i) consented to any substitution of the Issuer effected in accordance with this Condition 14 and Clause 21 of the Trust Deed and to the release of the Issuer from any and all obligations in respect of the Notes and the Trust Deed; and (ii) accepted such substitution and the consequences thereof but provided always that the exercise by the Trustee of its powers under this Condition 14 and Clause 21 of the Trust Deed shall remain at its absolute discretion in accordance with the provisions of the Trust Deed.

15.                               MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER, AUTHORISATION AND DETERMINATION

15.1                        Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification or abrogation by Extraordinary Resolution of any of these Conditions or any of the provisions of the Trust Deed.  The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing more than 50% in principal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons present whatever the principal amount of the Notes held or represented by him or them, except that, at any meeting the business of which includes the modification or abrogation of certain of the provisions of these Conditions and certain of the provisions of the Trust Deed, the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, of the principal amount of the Notes for the time being outstanding.  An Extraordinary Resolution passed at any meeting of the Noteholders will be binding on all Noteholders, whether or not they are present at the meeting, and on all Couponholders.

The provisions of articles 86 to 94 to 8 of the Luxembourg act dated 10 August 1915 on commercial companies, as amended (the Companies Act 1915), shall not apply to the Notes and the Coupons.

15.2                        Modification, Waiver, Authorisation and Determination

The Trustee may agree, without the consent of the Noteholders or Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed, or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders) or may agree, without any such consent as aforesaid, to any modification which, in its opinion, is of a formal, minor or technical nature or to correct a manifest or proven error.

15.3                        Trustee to have Regard to Interests of Noteholders as a Class

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or

Couponholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

15.4                        Notification to the Noteholders

Any modification, abrogation, waiver, authorisation, determination or substitution shall be binding on the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, any modification or substitution shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 13.

16.                               INDEMNIFICATION OF THE TRUSTEE AND ITS CONTRACTING WITH THE ISSUER AND THE GUARANTORS

16.1                        Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified and/or secured and/or prefunded to its satisfaction.

16.2                        Trustee Contracting with the Issuer and the Guarantors

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (a) to enter into business transactions with the Issuer and/or the Guarantors and/or any of the Guarantors’ other Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or the Guarantors and/or any of the Guarantors’ other Subsidiaries, (b) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders, and (c) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

17.                               FURTHER ISSUES

The Issuer is at liberty from time to time without the consent of the Noteholders or Couponholders to create and issue further notes or bonds (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding notes or bonds of any series (including the Notes) constituted by the Trust Deed or any supplemental deed or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may determine at the time of the issue.  Any further notes or bonds which are to form a single series with the outstanding notes or bonds of any series (including the Notes) shall be constituted by the Trust Deed or any supplemental deed.  Any other further notes or bonds shall be constituted by a separate deed to the Trust Deed.

18.                               GOVERNING LAW AND SUBMISSION TO JURISDICTION

18.1                        Governing Law

The Trust Deed (including the Guarantees), the Notes and the Coupons and any non-contractual obligations arising out of or in connection with them shall be governed by, and construed in accordance with, English law.

18.2                        Jurisdiction of English Courts

Each of the Issuer and the Guarantors has, in the Trust Deed, irrevocably agreed for the benefit of the Trustee, the Noteholders and the Couponholders that the courts of England are to have exclusive jurisdiction to settle any dispute, suit, action or proceeding (together referred to as Proceedings) which may arise out of or in connection with the Trust Deed, the Notes or the Coupons and any non-contractual obligations which may arise out of or in connection with the Trust Deed, the Notes or the Coupons and accordingly has submitted to the exclusive jurisdiction of the English courts.

Each of the Issuer and the Guarantors has, in the Trust Deed, waived any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.  The Trustee, the Noteholders and the Couponholders may take any Proceedings arising out of or in connection with the Trust Deed, the Notes or the Coupons and any non-contractual obligations which may arise out of or in connection with the Trust Deed, the Notes or the Coupons against the Issuer or a Guarantor in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

18.3                        Appointment of Process Agent

Each of the Issuer and the First Guarantor has, in the Trust Deed, irrevocably and unconditionally appointed Aon Limited at the latter’s office of 8 Devonshire Square, London EC2M 4PL as its agent for service of process in England in respect of any Proceedings and has undertaken that in the event of such agent ceasing so to act it will appoint such other person as the Trustee may approve as its agent for that purpose.

19.                               RIGHTS OF THIRD PARTIES

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

PRINCIPAL PAYING AGENT

The Bank of New York Mellon acting through its London Branch

One Canada Square

London

E14 5AL

OTHER PAYING AGENT

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building,

Polaris — 2-4 rue Eugène Ruppert,

L-2453 Luxembourg

and/or such other or further Principal Paying Agent and other Paying Agents and/or specified offices as may from time to time be appointed by the Issuer and the Guarantors with the approval of the Trustee and notice of which has been given to the Noteholders.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.                                      DEFINITIONS

As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

Block Voting Instruction means an English language document issued by a Paying Agent in which:

(a)                                 it is certified that on the date thereof Notes (whether in definitive form or represented by a Global Note) which are held in an account with any Clearing System (in each case not being Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(i)                                     the conclusion of the meeting specified in such Block Voting Instruction; and

(ii)                                  the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3.1 3.6 of the necessary amendment to the Block Voting Instruction;

(b)                                 it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(c)                                  the aggregate principal amount of the Notes so deposited or held or blocked is listed distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)                                 one or more persons named in such Block Voting Instruction (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such Block Voting Instruction;

Clearing System means Euroclear and/or Clearstream, Luxembourg and includes in respect of any Note any clearing system on behalf of which such Note is held or which is the bearer or holder of a Note, in either case whether alone or jointly with any other Clearing System(s).  For the avoidance of doubt, the provisions of Clause 1.2(g) shall apply to this definition;

Eligible Person means any one of the following persons who shall be entitled to attend and vote at a meeting:

(a)                                 a holder of a Note in definitive form;

(b)                                 a bearer of any Voting Certificate; and

(c)                                  a proxy specified in any Block Voting Instruction;

Extraordinary Resolution means:

(a)                                 a resolution passed at a meeting duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the Eligible Persons voting thereat upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes cast on such poll; or

(b)                                 a resolution in writing signed by or on behalf of the holders of not less than three fourths in principal amount of the Notes which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders;

Ordinary Resolution means:

(a)                                 a resolution passed at a meeting duly convened and held in accordance with these presents by a clear majority of the Eligible Persons voting thereat on a show of hands or, if a poll is duly demanded, by a simple majority of the votes cast on such poll; or

(b)                                 a resolution in writing signed by or on behalf of the holders of not less than a clear majority in principal amount of the Notes, which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders;

Voting Certificate means an English language certificate issued by a Paying Agent in which it is stated:

(a)                                 that on the date thereof Notes (whether in definitive form or represented by a Global Note) which are held in an account with any Clearing System (in each case not being Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(i)                                     the conclusion of the meeting specified in such Voting Certificate; and

(ii)                                  the surrender of the Voting Certificate to the Paying Agent who issued the same; and

(b)                                 that the bearer thereof is entitled to attend and vote at such meeting in respect of the Notes represented by such Voting Certificate;

24 Hours means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

48 Hours means a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

For the purposes of calculating a period of Clear Days in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given (or, in the case of an adjourned meeting, the day on which the meeting to be adjourned is held) or the day on which such meeting is held.

All references in this Schedule to a “meeting” shall, where the context so permits, include any relevant adjourned meeting.

2.                                      EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

A holder of a Note (whether in definitive form or represented by a Global Note) which is held in an account with any Clearing System may require the issue by a Paying Agent of Voting Certificates and Block Voting Instructions in accordance with the terms of paragraph 3.1.

For the purposes of paragraph 3.1, the Principal Paying Agent and each Paying Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a Clearing System and shall have no liability to any holder or other person for any loss, damage, cost, claim or other liability occasioned by its acting in reliance thereon, nor for any failure by a Clearing System to deliver information or instructions to the Principal Paying Agent or any Paying Agent.

The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting be deemed to be the holder of the Notes to which such Voting Certificate or Block Voting Instruction relates and the Paying Agent with which such Notes have been deposited or the person holding Notes to the order or under the control of such Paying Agent or the Clearing System in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

3.                                      PROCEDURE FOR ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND PROXIES

3.1                               Definitive Notes not held in a Clearing System — Voting Certificate

A holder of a Note in definitive form which is not held in an account with any Clearing System (not being a Note in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) may obtain a Voting Certificate in respect of such Note from a Paying Agent subject to such holder having procured that such Note is deposited with such Paying Agent or (to the satisfaction of such Paying Agent) is held to its order or under its control upon terms that no such Note will cease to be so deposited or held until the first to occur of:

(a)                                 the conclusion of the meeting specified in such Voting Certificate; and

(b)                                 the surrender of the Voting Certificate to the Paying Agent who issued the same.

3.2                               Global Notes and definitive Notes held in a Clearing System — Voting Certificate

A holder of a Note (not being a Note in respect of which instructions have been given to the Principal Paying Agent in accordance with paragraph 3.1 3.4) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Note by giving notice to the Clearing System through which such holder’s interest in the Note is held specifying by name a person (an Identified Person) (which need not be the holder himself) to collect the Voting Certificate and attend and vote at the meeting.  The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Principal Paying Agent against presentation by such Identified Person of the form of identification previously notified by such holder to the Clearing System.  The Clearing System may prescribe forms of identification (including, without limitation, a passport or driving licence) which it deems appropriate for these purposes.  Subject to receipt by the Principal Paying Agent from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the Principal Paying Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.

3.3                               Definitive Notes not held in a Clearing System — Block Voting Instruction

A holder of a Note in definitive form which is not held in an account with any Clearing System (not being a Note in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) may require a Paying Agent to issue a Block Voting Instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by procuring that, not less than 48 Hours before the time fixed for the relevant meeting, such Note is held to the Paying Agent’s order or under its control, in each case on terms that no such Note will cease to be so deposited or held until the first to occur of:

(a)                                 the conclusion of the meeting specified in such Block Voting Instruction; and

(b)                                 the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited or held Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3.1 3.6 hereof of the necessary amendment to the Block Voting Instruction, and instructing the Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment.

3.4                               Global Notes and definitive Notes held in a Clearing System — Block Voting Instruction

A holder of a Note (not being a Note in respect of which a Voting Certificate has been issued) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may require the Principal Paying Agent to issue a Block Voting Instruction in respect of such Note by first instructing the Clearing System through which such holder’s interest in the Note is held to procure that the votes attributable to such Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting.  Any such instruction shall be given in accordance with the rules of the Clearing System then in effect.  Subject to receipt by the Principal Paying Agent of instructions from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes in respect of which instructions have been given and the manner in which the votes attributable to such Notes should be cast, the Principal Paying Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with such instructions.

3.5                               Each Block Voting Instruction, together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Block Voting Instruction proposes to vote, and in default the Block Voting Instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting proceeds to business.  A copy of each Block Voting Instruction shall be deposited with the Trustee before the commencement of the meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in any such Block Voting Instruction.

3.6                               Any vote given in accordance with the terms of a Block Voting Instruction shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or of any of the instructions of the relevant holder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 Hours (in the case of a Block Voting Instruction) or 48 Hours (in the case of a proxy) before the time appointed for holding the meeting at which the Block Voting Instruction is to be used.

4.                                      CONVENING OF MEETINGS, QUORUM AND ADJOURNED MEETINGS

The Issuer, the Guarantors or the Trustee may at any time, and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than ten per cent. in principal amount of the Notes for the time being outstanding, convene a meeting and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists.  Whenever the Issuer or a Guarantor is about to convene any such meeting the Issuer or such Guarantor, as the case may be, shall forthwith give notice in writing to the Trustee of the day, time and place thereof and of the nature of the business to be transacted thereat.  Every such meeting shall be held at such time and place as the Trustee may appoint or approve in writing.

5.                                      At least 21 Clear Days’ notice specifying the place, day and hour of meeting shall be given to the holders prior to any meeting in the manner provided by Condition 13 (Notices).  Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened and, in the case of an Extraordinary Resolution, shall either specify in such notice the terms of such resolution or state fully the effect on the holders of such resolution, if passed.  Such notice shall include statements as to the manner in which holders may arrange for Voting Certificates or Block Voting Instructions to be issued and, if applicable, appoint proxies.  A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer) and to each of the Guarantors (unless the meeting is convened by such Guarantor).

6.                                      A person (who may but need not be a holder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting, but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the holders present shall choose one of their number to be Chairman, failing which the

Issuer may appoint a Chairman.  The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

7.                                      At any such meeting one or more Eligible Persons present and holding or representing in the aggregate not less than one-twentieth of the principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business (including the passing of an Ordinary Resolution) and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business.  The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more Eligible Persons present and holding or representing in the aggregate more than 50% in principal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Subclause 19.2 and Clause 21, only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(a)                                 reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

(b)                                 alteration of the currency in which payments under the Notes and Coupons are to be made;

(c)                                  alteration of the majority required to pass an Extraordinary Resolution;

(d)                                 the sanctioning of any such scheme or proposal or substitution as is described in paragraphs 19(i) and (j); and

(e)                                  alteration of this proviso or the proviso to paragraph 9;

the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds of the principal amount of the Notes for the time being outstanding.

8.                                      If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of holders be dissolved.  In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 Clear Days nor more than 42 Clear Days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee).  If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 Clear Days (but without any maximum number of Clear Days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings.

9.                                      At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 8 shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one-third of the principal amount of the Notes for the time being outstanding.

10.                               Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 Clear Days in paragraph 6 and such notice shall state the required quorum.  Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

CONDUCT OF BUSINESS AT MEETINGS

11.                               Every question submitted to a meeting shall be decided in the first instance by a show of hands.  A poll may be demanded (before or on the declaration of the result of the show of hands) by the Chairman, the Issuer, a Guarantor, the Trustee or any Eligible Person (whatever the amount of the Notes so held or represented by him).

12.                               At any meeting, unless a poll is duly demanded, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

13.                               Subject to paragraph 15, if at any such meeting a poll is so demanded it shall be taken in such manner and, subject as hereinafter provided, either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll.  The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

14.                               The Chairman may, with the consent of (and shall if directed by) any such meeting, adjourn the same from time to time and from place to place; but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

15.                               Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

16.                               Any director or officer of the Trustee, its lawyers and financial advisors, any general partner or officer of the Issuer or, as the case may be, a Guarantor, their lawyers and financial advisors, any director or officer of any of the Paying Agents and any other person authorised so to do by the Trustee may attend and speak at any meeting.  Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting unless he is an Eligible Person.  No person shall be entitled to vote at any meeting in respect of Notes which are deemed to be not outstanding by virtue of the proviso to the definition of “outstanding” in Clause 1.

17.                               At any meeting:

(a)                                 on a show of hands every Eligible Person present shall have one vote; and

(b)                                 on a poll every Eligible Person present shall have one vote in respect of each €1 or such other amount as the Trustee may in its absolute discretion stipulate, in principal amount of the Notes held or represented by such Eligible Person.

Without prejudice to the obligations of the proxies named in any Block Voting Instruction, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

18.                               The proxies named in any Block Voting Instruction need not be holders.  Nothing herein shall prevent any of the proxies named in any Block Voting Instruction from being a director, officer or representative of or otherwise connected with the Issuer or a Guarantor.

19.                               A meeting shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 8 and 10) namely:

(a)                                 Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantors, the Trustee, any Appointee and the holders and Couponholders or any of them.

(b)                                 Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the holders, the Couponholders, the Issuer or the Guarantors against any other or others of them or against any of their property whether such rights arise under these presents or otherwise.

(c)                                  Power to assent to any modification of the provisions of these presents which is proposed by the Issuer, a Guarantor, the Trustee or any holder.

(d)                                 Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(e)                                  Power to appoint any persons (whether holders or not) as a committee or committees to represent the interests of the holders and to confer upon such committee or committees any powers or discretions which the holders could themselves exercise by Extraordinary Resolution.

(f)                                   Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(g)                                  Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(h)                                 Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(i)                                     Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(j)                                    Power to approve the substitution of any entity for the Issuer and/or a Guarantor (or any previous substitute) as principal debtor and/or guarantor, as the case may be, under these presents.

20.                               Any resolution passed at a meeting of the holders duly convened and held in accordance with these presents shall be binding upon all the holders whether or not present or whether or not represented at such meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof.  Notice of the result of the voting on any resolution duly considered by the holders shall be published in accordance with Condition 13 (Notices) by the Issuer within 14 days of such result being known, PROVIDED THAT the non-publication of such notice shall not invalidate such result.

21.                               Minutes of all resolutions and proceedings at every meeting shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.                               Subject to all other provisions of these presents the Trustee may (after consultation with the Issuer and the Guarantors where the Trustee considers such consultation to be practicable but without the consent of the Issuer, the Guarantors, the holders or the Couponholders) prescribe such further or alternative regulations regarding the requisitioning and/or the holding of meetings and attendance and voting thereat as the Trustee may in its sole discretion reasonably think fit (including, without limitation, the substitution for periods of 24 Hours and 48 Hours referred to in this Schedule of shorter periods).  Such regulations may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any relevant Clearing System.  Notice of any such further or alternative regulations may, at the sole discretion of the Trustee, be given to holders in accordance with Condition 13 (Notices) at the time of service of any notice convening a meeting or at such other time as the Trustee may decide.

23.                               The provisions of articles 86 to 94 to 8 the Companies Act 1915 relating to the meetings of holders of notes shall not apply to the Notes and the Coupons.

SCHEDULE 4

FORM OF AUTHORISED SIGNATORIES’ CERTIFICATE

[ON THE HEADED PAPER OF THE [ISSUER/GUARANTOR]]

To:                             BNY Mellon Corporate Trustee Services Limited

40th Floor

One Canada Square

London E14 5AL

[Date]

Dear Sirs

Aon Services Luxembourg & Co S.C.A. (formerly known as Aon Financial Services Luxembourg S.A.) €500,000,000 6.25% Guaranteed Notes due July 2014

This certificate is delivered to you in accordance with Clause 14(f) of the Trust Deed dated 1 July 2009 (the Principal Trust Deed) and made between Aon Services Luxembourg & Co S.C.A. (formerly known as Aon Financial Services Luxembourg S.A.) (the Issuer), Aon Corporation (the First Guarantor) and BNY Mellon Corporate Trustee Services Limited (the Trustee) as modified and restated by the Amended and Restated Trust Deed dated 12 January 2011 between the Issuer, the First Guarantor and the Trustee and the Amended and Restated Trust Deed dated 30 March 2012 between the Issuer, the First Guarantor, Aon PLC as guarantor (together with the First Guarantor, the Guarantors, and each a Guarantor) and the Trustee (the Principal Trust Deed as so modified and restated, the Trust Deed).  All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby certify that, to the best of our knowledge, information and belief (having made all reasonable enquiries):

(a)                                 as at [     ](1), no Change of Control Event, Event of Default or Potential Event of Default existed [other than [    ]](2) and no Change of Control Event, Event of Default or Potential Event of Default had existed at any time since [    ](3) [the certification date (as defined in the Trust Deed) of the last certificate delivered under Clause 14(f)](4) [other than [    ]](5); and

(b)                                 from and including [    ](3) [the certification date of the last certificate delivered under Clause 14(f)](4) to and including [    ](1), [the Issuer/[●] as Guarantor] has complied in all respects with its obligations under these presents (as defined in the Trust Deed) [other than [    ]](6).

For and on behalf of

[Issuer/Guarantor]

Authorised Signatory

(1)                                 Specify a date not more than 7 days before the date of delivery of the certificate.

(2)                                 If any Event of Default or Potential Event of Default did exist, give details; otherwise delete.

(3)                                 Insert date of Trust Deed in respect of the first certificate delivered under Clause 14(f), otherwise delete.

(4)                                 Include unless the certificate is the first certificate delivered under Clause 14(f), in which case delete.

(5)                                 If any Event of Default or Potential Event of Default did exist, give details; otherwise delete.

(6)                                 If the [Issuer/Guarantor] has failed to comply with any obligation(s), give details; otherwise delete.

SIGNATORIES

EXECUTED as a DEED by
AON SERVICES LUXEMBOURG & CO S.C.A
acting by its general partner
Aon Services Luxembourg S.à.r.l.
acting under the authority
of that partnership limited by shares,
in the presence of:

) ) ) ) ) ) )

Witness’s signature

Name

Address

EXECUTED as a DEED by AON CORPORATION acting by acting under the authority of that company, in the presence of:	) ) ) ) )

Witness’s signature

Name

Address

EXECUTED as a DEED by AON PLC acting by a director, in the presence of:	) ) ) )

Witness’s signature

Name

Address

EXECUTED as a DEED by BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED acting by two of its lawful Attorneys:	) ) ) )

Attorney

Attorney

in the presence of:

Witness’s signature

Name

Address

SIGNATORIES

EXECUTED as a DEED by	)	/s/ DENIS REGRAIN
AON SERVICES LUXEMBOURG & CO S.C.A.	)	By: Aon Services Luxembourg S.à.r.l.
acting by its general partner	)	Name: Denis Regrain
Aon Services Luxembourg S.à.r.l.	)	Title: Manager of Aon Services
acting under the authority	)	Luxembourg S.à.r.l.
of that partnership limited by shares,	)
in the presence of:	)

Witness’s signature	/s/ SOPHIE RONANO

Name	SOPHIE RONANO

Address	534, RUE DE NEUDORF L-2220 LUXEMBOURG

EXECUTED as a DEED by	)	/s/ GREGORY C. CASE
AON CORPORATION	)
acting by Gregory C. Case	)
acting under the authority	)
of that company, in the presence of:	)

Witness’s signature	/s/ MICHELE D. WELSH

Name	MICHELE D. WELSH

Address	200 E. RANDOLPH ST., CHICAGO, IL

EXECUTED as a DEED by	)	/s/ GREGORY C. CASE
AON PLC	)	Director
acting by Gregory C. Case	)
a director, in the presence of:	)

Witness’s signature	/s/ MICHELE D. WELSH

Name	MICHELE D. WELSH

Address	200 E. RANDOLPH ST., CHICAGO, IL

EXECUTED as a DEED by	)
BNY MELLON CORPORATE TRUSTEE	)
SERVICES LIMITED	)
acting by two of its lawful Attorneys:	)

Attorney	/s/ MELISSA LAIDLEY

Attorney	/s/ PAUL CATTERMOLE

in the presence of:

Witness’s signature	/s/ TREVOR BLEWER

Name	TREVOR BLEWER

Address	THE BANK OF NEW YORK MELLON

ONE CANADA SQUARE

LONDON

E14 5AL